AMENDED AND RESTATED LOAN AGREEMENT
by and among
HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company as Borrower
and
BANK OF AMERICA, N.A.,
a national banking association
as Administrative Agent
and
The Other Financial Institutions
Party Hereto
Dated as of August 12, 2015
Merrill Lynch Pierce Fenner & Smith Incorporated
as
Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Page

EXHIBITS

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H
EXHIBIT I
EXHIBIT J
EXHIBIT K-1
EXHIBIT K-2
EXHIBIT K-3
EXHIBIT K-4
EXHIBIT L
EXHIBIT M
EXHIBIT N
EXHIBIT O
EXHIBIT P
EXHIBIT Q
EXHIBIT R
EXHIBIT S	- - - - - - - - - - - - - - - - - - - - -
Legal Description of Land
Definitions and Financial Statements
Conditions Precedent to the Advance of the Loan
Survey Requirements
Leasing and Tenant Matters
Assignment and Assumption
Note
Schedule of Lenders
Swap Contracts
Financial Covenants
Form of U.S. Tax Compliance Certificate (For Foreign
Lenders That Are Not Partnerships For U.S. Federal Income
Tax Purposes)
Form of U.S. Tax Compliance Certificate (For Foreign
Participants That Are Not Partnerships For U.S. Federal
Income Tax Purposes)
Form of U.S. Tax Compliance Certificate (For Foreign
Participants That Are Partnerships For U.S. Federal Income
Tax Purposes)
Form of U.S. Tax Compliance Certificate (For Foreign
Lenders That Are Partnerships For U.S. Federal Income Tax
Purposes)
Permitted Encumbrances
Intentionally Omitted
Structure Chart
Rent Roll
Intentionally Omitted
Form of Compliance Certificates
Extension Conditions
Form of Secured Party Designation Notice

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) is made by and among each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association as Administrative Agent, and HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Borrower”), who agree as follows:

ARTICLE 1 — THE LOAN

1.1 General Information and Exhibits. This Agreement includes all of the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrower and Lenders agree that if any Exhibit attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J	- - - - - - - - - -	Legal Description of the Land
Definitions and Financial Statements
Conditions Precedent to the Advance of the Loan
Survey Requirements
Leasing and Tenant Matters
Assignment and Assumption
Note
Schedule of Lenders
Swap Contracts
Financial Covenants

Exhibit K-1 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K-2 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K-3 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K-4 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit L Exhibit M Exhibit N Exhibit O Exhibit P Exhibit Q Exhibit R Exhibit S	-	Permitted Encumbrances Intentionally Omitted Structure Chart Rent Roll Intentionally Omitted Form of Compliance Certificates Extension Conditions Form of Secured Party Designation Notice

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit B. This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Administrative Agent and Lenders, evidence the agreements of Borrower, Administrative Agent and Lenders with respect to the Loan. Borrower shall comply with all of the Loan Documents.

This Agreement amends and restates in its entirety that certain Construction Loan Agreement dated April 30, 2010 by and among Borrower, Bank of America, N.A., as administrative agent, for the benefit of itself as a lender and for the other lenders from time to time a party thereto, and Raymond James Bank, FSB as a lender (the “Original Loan Agreement”), as modified by Letter Agreement dated June 11, 2010, Letter Agreement dated July 15, 2010, Letter Agreement dated September 2, 2010, and Letter Agreement dated May 9, 2012, each by and among Borrower and Bank of America, N.A., as administrative agent, for the benefit of itself as a lender and for the other lenders, and Raymond James Bank, FSB as a lender, as further modified by Loan Extension Agreement effective as of October 30, 2012 entered into by and among Borrower, Bank of America, N.A. as administrative agent and as a lender and Raymond James Bank, N.A., (formerly known as Raymond James Bank, FSB) as a lender, and as further modified by Modification to Construction Loan Agreement and Other Loan Documents dated as of November 16, 2012 (the “Modification Agreement”), by and among Borrower, Bank of America, N.A. as administrative agent for the benefit of itself as a lender and for the other lenders, Raymond James Bank, N.A. as a lender and OneWest Bank, FSB (now known as CIT Bank, N.A.) as a lender (all of the foregoing, collectively, the “Prior Loan Agreement”) and hereby supersedes and the Prior Loan Agreement. The Original Loan Agreement was entered into in connection with a loan made by Lenders to Borrower in the principal amount of $55,000,000 (the “Original Loan”) and secured by, among other things, the Property. In connection with the Modification Agreement, the principal balance of the Original Loan was increased to $80,000,000 (the “Existing Loan”), and which Existing Loan, immediately prior to this amendment and restatement, had an outstanding principal balance of $70,000,000. The Loan is a modification and renewal of the Existing Loan and is made subject to the terms and conditions of this Agreement and the other Loan Documents. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.

1.2 Purpose. The proceeds of the Loan shall be used by Borrower to pay costs related to the renewal of the indebtedness with respect to the Property, pursuing Borrower’s business at the Property, paying fees, costs and expenses relating to the Loan and for working capital purposes; provided, however, Borrower shall not in any case directly or indirectly use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent or otherwise) of Sanctions. It is understood that Borrower may distribute the proceeds of the Loan to its sole member (HF Logistics-SKX, LLC) which may then use the proceeds for the purposes set forth above or for any other purpose.

1.3 Commitment to Lend. Borrower agrees to borrow from each Lender, and each Lender severally agrees to make advances of its Pro Rata Share of the Loan proceeds to Borrower in amounts at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit C. Lenders’ Commitments to lend pursuant to this Agreement shall expire and terminate automatically (a) if the Loan is prepaid in full, and (b) upon the occurrence of a Default, and (c) on the Maturity Date. The Loan is not revolving. Any amount repaid may not be reborrowed.

1.4 Interest Rates.The unpaid principal balance of the Loan from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the LIBOR Rate, computed as provided in Section 1.4.1 below.

1.4.1 Computations and Determinations. All computations of interest at the Base Rate (to the extent applicable) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Administrative Agent shall determine the interest rate(s) applicable to the Principal Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error.  The books and records of Administrative Agent shall be prima facie evidence of all sums owing to Lenders from time to time under the Loan, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

1.4.2 Intentionally Omitted.

1.4.3 Reserves on LIBOR Rate Principal. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of the Loan bearing interest at the LIBOR Daily Floating Rate equal to the actual costs of such reserves allocated to such principal by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on the Loan, provided Borrower shall have received at least 10 days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant interest payment date, such additional interest shall be due and payable 10 days from receipt of such notice.

1.4.4 Late Charge. If Borrower shall fail to make any payment due hereunder or under the terms of any Note within fifteen (15) days after the date such payment is due, Borrower shall pay to the applicable Lender or Lenders on demand a late charge equal to four percent (4%) of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other amount that Lenders may be entitled to receive or action that Administrative Agent and Lenders may be authorized to take as a result of such late payment, including any other remedy Lenders may have and any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.

1.4.5 Default Rate. After the occurrence and during the continuance of a Default (including the expiration of any applicable cure period), upon the request of the Required Lenders, Administrative Agent, without notice or demand, may raise the rate of interest accruing on the outstanding principal balance under any Loan Document by three hundred (300) basis points above the rate of interest otherwise applicable (“Default Rate”), independent of whether Administrative Agent accelerates the outstanding principal balance under any Loan Document.

1.5 Prepayment. Borrower may prepay the principal balance of the Loan, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Administrative Agent shall have actually received written notice from Borrower of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of the Loan in full); (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid and (d) concurrently with such prepayment, Borrower shall (x) reduce the notional amount of any outstanding Swap Contract by the amount of such prepayment, (y) pay all sums, if any, payable pursuant to such Swap Contract with respect to such reduction and (z) provide evidence to Administrative Agent of Borrower’s compliance with the foregoing clauses (x) and (y). If the Loan is prepaid in full, any commitment of Lenders (if any) for further advances shall automatically terminate. Notwithstanding the foregoing, if a Default shall have occurred and be continuing as of the date that any prepayment is made, Administrative Agent may apply such prepayment to all or such portions of the Indebtedness as Administrative Agent determines in its sole discretion.

1.6 Payment Schedule and Maturity Date.

(a) The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date. Accrued unpaid interest shall be due and payable in arrears on the 15th day of the first calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied.

(b) Subject to the conditions set forth in Exhibit R, Borrower shall have one (1) option to extend the then Maturity Date. Such option shall extend the Maturity from the Initial Maturity Date to August 12, 2022 (such extension period is referred to herein as the “Extension Term”).

(c) Principal payments on the Loan in the amount of One Hundred Twenty One Thousand Three Hundred and No/100 Dollars ($121,300.00) shall be due and payable on the fifteenth (15) day of the first calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal owing on the Loan shall have been fully paid and satisfied.

1.7 Payments.

(a) All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in U.S. Dollars and in immediately available funds not later than 12:00 p.m. (Administrative Agent’s Time) on the date specified herein. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 12:00 p.m. (Administrative Agent’s Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) For the avoidance of doubt, Administrative Agent will distribute payments to each Lender, (i) on the date of receipt, if Administrative Agent receives such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on the Business Day following the date of receipt, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with this Section 1.7, Administrative Agent shall pay to such Lender interest on such amount at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from the day such amount was to be paid until it is paid to such Lender. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) A notice of Administrative Agent to any Lender or to Borrower with respect to any amount owing under this Section 1.7 shall be conclusive, absent manifest error.

1.8 Evidence of Debt. Amounts of the Loan funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive, in the absence of manifest error, of the amounts of the Loan funded by Lenders to Borrower, the interest and payments thereon, and all other sums owing to Administrative Agent and each Lender from time to time under the Loan Documents. Any failure to so record such information or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Indebtedness or the obligations of the Property under the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.

1.9	Intentionally Omitted.

1.10	Intentionally Omitted.

ARTICLE 2 —	TAXES, YIELD PROTECTION, UNAVAILABILITY AND ILLEGALITY
2.1	Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of Borrower or Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or Borrower or Guarantor, then Administrative Agent or Borrower or Guarantor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 2.1(e).

(ii) If Borrower or Guarantor or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower or Guarantor, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If Borrower or Guarantor or Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) Borrower or Guarantor or Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Borrower or Guarantor or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower or Guarantor, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Borrower shall cause Guarantor to comply with its obligations pursuant to this Section 2.1.

(b) Payment of Other Taxes by Borrower or Guarantor. Without limiting the provisions of Section 2.1(a) above, Borrower shall timely pay, and shall cause Guarantor to timely pay, to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent reimburse within ten (10) days after demand for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Borrower shall, and does hereby indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to Administrative Agent as required pursuant to Section 2.1(c)(ii).

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (B) Administrative Agent and Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.5(d) relating to the maintenance of a Participant Register and (C) Administrative Agent and Borrower and Guarantor, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or Borrower or Guarantor in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender as the case may be, under this Agreement or any other Loan Document against any amount due to Administrative Agent under this Section 2.1(c)(ii).

(d) Evidence of Payments. Upon written request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or Guarantor or by Administrative Agent to a Governmental Authority as provided in this Section 2.1, Borrower shall deliver, or shall cause Guarantor to deliver, to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower, Guarantor or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A), (B) and (D) of Section 2.1(e)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that Borrower or Guarantor is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower or Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, and “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower, Guarantor and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or Guarantor with respect to which Borrower or Guarantor has paid additional amounts pursuant to this Section 2.1, it shall promptly pay to Borrower or Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower or Guarantor under this Section 2.1 with respect to the Taxes giving right to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower or Guarantor, upon the written request of the Recipient, agrees to repay the amount paid over to Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.1(f), in no event will the applicable Recipient be required to pay any amount to Borrower or Guarantor pursuant to this Section 2.1(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.1(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or Guarantor or any other Person.

(g) Survival. Each party’s obligations under this Section 2.1 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

2.2 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Loan advance or to determine or charge interest rates based upon the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank eurodollar market, then on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make, maintain, fund or charge interest with respect to any such Loan advance at the LIBOR Rate shall be suspended, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), immediately prepay or, if applicable, convert all LIBOR Rate Principal to Base Rate Principal.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

2.3 Inability to Determine Rates. If (a) Administrative Agent determines that (i) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market in the amount of any proposed or existing advance of the Loan at the time of determination for terms equal to one (1) month, or (ii) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate for proposed or existing advances of the Loan (in each case with respect to clause (a)(i) above, “Impacted Advances”), or (b) Administrative Agent or Required Lenders determine that for any reason the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding the Loan, Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, the obligation of Lenders to make or maintain advances of the Loan at the LIBOR Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice.  During the period of such suspension, all proposed advances and all amounts from day to day outstanding which are not past due, shall bear interest at the Base Rate.

Notwithstanding the foregoing, if Administrative Agent has made the determination described in subsection (a)(i) of this Section 2.3, Administrative Agent, in consultation with Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Advances, in which case, such alternative rate of interest shall apply with respect to the Impacted Advances until (1) Administrative Agent revokes the notice delivered with respect to the Impacted Advances under subsection (a) of the first sentence of this Section 2.3, (2) Administrative Agent or Required Lenders notify Administrative Agent and Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Advances, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loan advances whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Borrower written notice thereof.

2.4 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank eurodollar market any other condition, cost or expense affecting this Agreement or any Note;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any advance or other portion of the Loan the interest on which is determined by reference to the LIBOR Daily Floating Rate (or of maintaining its obligation to make any such advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, any Note, the Commitments of such Lender or the advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.4(a) or Section 2.4(b) and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests; Survival. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.4 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.4 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). Subject to the foregoing, all of Borrower’s obligations under this Section  2.4 shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release, enforcement or termination of this Agreement or of any other Loan Documents.

2.5 Intentionally Omitted.

2.6 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.4, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1, or if any Lender gives a notice pursuant to Section 2.2, then at the written request of Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.1 or 2.4 in the future, or eliminate the need for the notice pursuant to Section 2.2, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment within ten (10) days of written demand of such Lender.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.4, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.6(a), Borrower may replace such Lender in accordance with Section 9.12.

2.7 Survival. All of Borrower’s obligations under this Article 2 shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 3 — ARTICLE 4 —	INTENTIONALLY OMITTED AFFIRMATIVE COVENANTS

4.1 Existence; Qualifications. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply in all material respects with all Laws applicable to it, shall not cease to be validly existing and in good standing under the laws of the State of Delaware or cease to be authorized to do business in, and if required by Law, in good standing in, each state in which the Property is located. In the event that Borrower shall fail to file certain administrative documentation or pay minor fees required to maintain its good standing in the State of Delaware or its authority to do business in the state in which the Property is located, then Borrower shall have the opportunity to cure such failure so long as Borrower shall cure such failure within five (5) days notice thereof from such applicable Governmental Authority. Borrower shall at all times maintain, preserve and protect all material franchises and trade names used in connection with the operation of the Property. If requested by Administrative Agent, Borrower shall provide a certification certifying that it is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code), together with such additional information as Administrative Agent may reasonably request.

4.2 Maintenance, Repair and Restoration.

(a) Borrower shall keep the Property in such order, repair, operating condition and appearance as is consistent with good management and operating practices for comparable competitive properties, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made with good quality materials and in a good and workmanlike manner, and shall not allow the Property to be the subject of any waste or to be misused or abused or to deteriorate, subject, however, to the other provisions of this Agreement and the other Loan Documents requiring consent or approval of Administrative Agent. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Borrower shall give prompt notice thereof to Administrative Agent and Borrower shall promptly, subject to Section 4.8 and 4.9, at Borrower’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose pursuant to Section 4.8 or 4.9 or otherwise, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

(b) Notwithstanding the foregoing, Borrower shall not, without the prior written consent of Required Lenders, (i) remove from the Property any fixtures or personal property comprising Collateral except such as is obsolete or no longer useful, or as is replaced by Borrower by an article of equal suitability and value, owned by Borrower, free and clear of any lien or security interest (except for that created by the Mortgage or any other Loan Document or other Permitted Encumbrances), or (ii) make any alteration to the Property; provided, however, that the consent of Required Lenders shall not be required in the case of (i) any alteration, the cost of which, when aggregated with the total cost of all alterations in the applicable calendar year, does not result in costs in excess of $5,000,000; (ii) any alteration required pursuant to any Lease entered into in accordance with Exhibit E (including the Skechers Lease) and any other provision of this Agreement and the other Loan Documents and (iii) any alteration required for the maintenance and upkeep of the Property in accordance with the Loan Documents that could not reasonably be expected to have a Material Adverse Effect.

(c) As a condition to the approval of Required Lenders under Section 4.2(b), Required Lenders may, among other things, require that Borrower deliver to Administrative Agent as security for the payment of the costs of the applicable work cash or other collateral, as reasonably determined by Required Lenders.

(d) Prior to commencing any alteration that requires the consent of Required Lenders:

(i) Borrower shall have given Administrative Agent prior notice of same containing a description of such alteration and Borrower’s good faith estimate of the cost thereof;

(ii) Borrower shall confirm in writing that such alteration shall not violate the terms of any Law, Lease or Permitted Encumbrance, and could not reasonably be expected to have a Material Adverse Effect;

(iii) if Required Lenders or Administrative Agent requests, Borrower shall have delivered to Administrative Agent all plans, specifications and drawings and architect’s and other construction contracts, if any, for such alteration; and

(iv) Borrower shall have delivered to Administrative Agent such other information and documentation as Required Lenders or Administrative Agent may reasonably request regarding such alteration.

(e) With respect to alterations which require the approval of the Required Lenders, the terms and conditions of this Section 4.2(e) shall apply. Borrower shall, at Administrative Agent’s request, inform Administrative Agent as to the progress of such alteration. Administrative Agent may, but shall not be obligated, at Borrower’s expense, to inspect the work or cause an inspection of the work by consultants engaged by Administrative Agent at Borrower’s expense. All alterations shall be performed diligently and continuously to completion in a good and workmanlike manner, in compliance with all applicable Laws in all material respects, and in compliance with all applicable requirements of the Leases and Permitted Encumbrances, After completion of each alteration, Borrower shall provide Administrative Agent with a copy of the as-built plans and specifications for same, if any. Borrower shall maintain and make available to, or, at Administrative Agent’s request, provide to Administrative Agent copies of (i) all plans, specifications and drawings, including drawings that to reflect as-built conditions, substitutions and changes pertaining to the performance of each alteration, or such other adequate records to reflect as-built conditions, substitutions and changes, (ii) any contracts, bills of sale, statements, receipts or vouchers pertaining to each alteration, and (iii) all books, contracts and records of Borrower pertaining to each alteration, including all work done, labor performed or materials furnished in connection therewith.

4.3 Operation of Property.

(a) Borrower will operate the Property in a manner and at a level consistent with good management and operating practices for comparable competitive properties and will pay all fees or charges of any kind in connection therewith. Borrower will use commercially reasonable efforts to keep the Property occupied so as not to impair the insurance carried thereon. Borrower will not use or occupy or conduct any activity on, or knowingly allow the use or occupancy of or the conduct of any activity on, the Property in any manner which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will not do or knowingly suffer to be done any act whereby the value of any part of the Property may be lessened. Borrower shall not commit, permit or knowingly suffer to exist any act or omission, including any use or occupy of, or activity at or on, the Property, which affords or may afford any Governmental Authority the right of forfeiture as against the Property, or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(b) Borrower will preserve, protect, renew, extend and retain all requisite rights, powers, authority, privileges and franchises which are necessary or required to carry on its business and to own and operate the Property in accordance with the Leases, the Permitted Encumbrances and otherwise in accordance with this Agreement, and all other material rights and privileges granted for or applicable to the Property. Borrower will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property. Borrower shall not use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Law. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the prior written consent of Administrative Agent.

(c) Borrower will not hereafter impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Administrative Agent which consent shall not be unreasonably withheld. Without the prior written consent of Administrative Agent, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

(d) Borrower will cause all debts and liabilities of any character (including without all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

4.4 Intentionally Omitted.

4.5 Inspection. Administrative Agent and its agents may enter upon the Property to inspect the Property during normal business hours, upon reasonable notice and subject to the rights of tenants and reasonable and customary safety rules and regulations, unless Administrative Agent reasonably deems such inspection is an emergency, in which event Borrower shall provide Administrative Agent and its agents with immediate access to the Property, subject to the rights of tenants. Borrower will furnish to Administrative Agent and its agents, for inspection and copying, all books and records, and other documents and information relating to the Borrower or the Property that Administrative Agent may reasonably request in writing from time to time.

4.6 Real Property Taxes.

(a) Borrower will pay, or cause to be paid, all Real Property Taxes at least ten (10) days prior to the date the same shall become delinquent. Notwithstanding the foregoing, so long as no Default shall have occurred and be continuing, Borrower shall have the right to challenge or appeal any Real Property Taxes so long as (a) Borrower shall prosecute such challenge or appeal in good faith, at its own expense and by appropriate legal proceedings, (b) Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (i) such contest will not result in the imposition of any civil or criminal liability or penalty, (ii) either Borrower shall have paid such Real Property Taxes in full or such contest shall suspend the payment and collection thereof by and from Borrower and the Property, and (iii) the Property would not be in any danger of being sold, forfeited or lost in any respect, nor would the value or use of the Property be impaired or curtailed, as a result of such contest or deferral of payment, (c) unless such Real Property Taxes shall have been paid in full, Borrower shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Administrative Agent, to insure the cost of compliance, including all interest and penalties in connection therewith, which security shall not be less than one hundred and ten percent (110%) of the maximum liability of Borrower as reasonably determined by Administrative Agent, (d) promptly after such challenge or appeal, and in any event on or prior to the date that payment is required under applicable Law, Borrower shall pay any such Real Property Taxes, fees, penalties, interest and other sums determined to be payable and (e) such challenge or appeal is made and performed in accordance with applicable Laws.

(b) Subject to Borrower’s right to contest set forth in Section 4.6(a), Borrower shall furnish to Administrative Agent upon written request, receipts for the payment of Real Property Taxes at least five (5) days prior to the date the same shall become delinquent. If Borrower shall fail to pay any Real Property Taxes in accordance with this Section 4.6 (subject to Borrower’s right to contest set forth in Section 4.6(a)), in addition to all other rights and remedies of Administrative Agent and Lenders, Administrative Agent shall have the right, but shall not be obligated, to pay Real Property Taxes, and Borrower shall repay same to Administrative Agent upon demand, with interest thereon at the Default Rate accruing from the date such advance is due to be repaid by Borrower to the date of repayment, and such amount shall constitute a portion of the Obligations secured by the Mortgage.

4.7 Insurance.

(a) Borrower shall obtain and maintain at Borrower’s sole expense: (1) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in “Special Form” (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Borrower and Administrative Agent from becoming a coinsurer (such insurance to be in “builder’s risk” completed value (non-reporting) form during and with respect to any construction on the Property); (2) if and to the extent any portion of the Improvements is, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy on the Improvements and any Borrower owned contents in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law and the FDPA, as such requirements may from time to time be in effect; provided, that if the Indebtedness relates to construction of the Improvements, then the flood insurance policy on contents shall be required upon completion of the Improvements or any unit or component thereof, or as soon thereafter as a flood insurance policy on contents may be obtained; provided further that Borrower shall not commence construction of any portion of any structure or improvement on the Land located within a Special Flood Hazard Area without giving at least ten (10) days written advance notice to Administrative Agent and each of the Lenders, and obtaining flood insurance coverage as required herein; (3) general liability insurance, on an “occurrence” basis, against claims for “personal injury” liability, including bodily injury, death or property damage liability, for the benefit of Borrower as named insured and Administrative Agent as additional insured; (4) statutory workers’ compensation insurance with respect to any work on or about the Property (including employer’s liability insurance, if required by Administrative Agent), covering all employees of Borrower and any contractor; (5) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (3) above, for the benefit of the general contractor as named insured and Borrower and Administrative Agent as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Property (including employer’s liability insurance, if required by Administrative Agent), covering all employees of the general contractor or any contractor; and (6) such other insurance on the Property and endorsements as may from time to time be required by Administrative Agent (including automobile liability insurance, business interruption insurance, boiler and machinery insurance, earthquake insurance, wind insurance, and/or sinkhole coverage) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms satisfactory to Administrative Agent, and shall require not less than ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be licensed to do business in the state in which the Property is located and must have an A.M. Best Company financial and performance ratings of A-:IX or better. All insurance policies maintained, or caused to be maintained, with respect to the Property, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Borrower or Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Agreement or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Borrower shall, in each instance promptly upon its discovery thereof or upon the written request of Administrative Agent therefor, and at Borrower’s expense, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Agreement or such other Loan Document, as the case may be. Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee “Loss Payee” clause (without contribution) naming Administrative Agent as “Loss Payee” with loss proceeds payable to Administrative Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent under the Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. Borrower shall pay all premiums on policies required hereunder as they become due and payable. If any loss occurs at any time when Borrower has failed to perform Borrower’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as if it had been made payable to Administrative Agent.

(b) The originals of each initial insurance policy (or a copy of the original policy and such evidence of insurance acceptable to Administrative Agent such as an Acord certificate of insurance) shall be delivered to Administrative Agent at the time of execution of this Agreement, with all premiums fully paid current, and each renewal or substitute policy (or to the extent permitted by Administrative Agent, a copy thereof and such evidence of insurance acceptable to Administrative Agent) shall be delivered to Administrative Agent, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces. Borrower shall promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment of all premiums on the policies required hereunder.

(c) Intentionally Omitted.

(d) Upon any foreclosure of the Mortgage or transfer of title to the Property in extinguishment of the whole or any part of the Obligations, all of Borrower’s right, title and interest in and to the insurance policies referred to in this Section 4.7 (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Following the occurrence of and during the continuance of any Default, Administrative Agent shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Administrative Agent, and the expenses incurred by Administrative Agent, including reasonable attorneys’ fees, in the adjustment and collection of insurance proceeds shall be a part of the Indebtedness and shall be due and payable to Administrative Agent on demand. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower. Following the occurrence of and during the continuance of any Default, any proceeds of insurance policies received by Administrative Agent shall, after deduction therefrom of all expenses incurred by Administrative Agent, including reasonable attorneys’ fees, at Administrative Agent’s option be (1) released to Borrower, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Agent) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Indebtedness and other Obligations in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Indebtedness and other Obligations shall remain in full force and effect and the payment thereof shall not be excused. Borrower shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

4.8 Damage or Destruction.

(a) Promptly after Borrower obtains knowledge of the occurrence thereof, Borrower shall notify Administrative Agent of any fire or other Casualty with respect to any portion of the Property. Such notice also shall generally describe the nature and extent of such Casualty and set forth Borrower’s best preliminary estimate of the cost of Restoration.

(b) Subject to the proviso in this Section 4.8(b), Administrative Agent shall be entitled to receive all insurance proceeds payable with respect to the Property on account of a Casualty and Borrower hereby irrevocably assigns, transfers and sets over to Administrative Agent all rights of Borrower to any such insurance proceeds, award or payment. Borrower hereby irrevocably authorizes and empowers Administrative Agent, in the name of Borrower or otherwise, to file for and prosecute in its own name what would otherwise be Borrower’s claim for any such insurance proceeds. Notwithstanding the foregoing, so long as no Default shall have occurred and shall then be continuing and provided Borrower promptly files all claims and diligently prosecutes same, Borrower shall have the right to file, adjust, settle and prosecute any claim for such insurance proceeds; provided, however, that Borrower shall not agree to any adjustment or settlement of any such claim payable with respect to a Casualty the insurance proceeds with respect to which are equal to or greater than $5,000,000 (the “Casualty Proceeds Disbursement Threshold”) without Administrative Agent’s prior written consent. All expenses incurred by Administrative Agent (including the fees of any insurance consultant or adjuster and reasonable attorneys’ fees) in connection with a Casualty and seeking and obtaining any insurance proceeds, award or payment with respect thereto shall be a part of the Indebtedness and shall be due and payable to Administrative Agent on demand. Net Proceeds held by Administrative Agent, together with any interest earned thereon, shall constitute additional security for the payment of the Obligations (a security interest therein being granted hereby), until disbursed in accordance with this Section 4.8 or Section 4.10. Notwithstanding the foregoing, or anything else herein, to the contrary, all proceeds of business interruption/rent loss insurance shall be deposited in Borrower’s operating account maintained with Administrative Agent and utilized by Borrower for the payment of principal and interest due under the Loan for the time period covered by such insurance. Notwithstanding the foregoing, to the extent the amount of the proceeds exceeds the amount of principal and interest due under the Loan for the time period covered by such insurance, such excess proceeds can be used by Borrower in any manner that does not violate the terms of the Loan Documents.

(c) Borrower shall, at its sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration in a good and workmanlike manner and in compliance with all Laws and the requirements of the Permitted Encumbrances, whether or not Borrower shall have satisfied the requirements of Section 4.8(d) in order to cause the Net Proceeds to be made available for such Restoration and whether or not such insurance proceeds on account of the Casualty shall be sufficient for such purpose.

(d) In the case of any Casualty with respect to which the insurance proceeds payable are less than the Casualty Proceeds Disbursement Threshold, provided no Default shall have occurred and be continuing, the Net Proceeds shall be held by Borrower and shall be used by Borrower for the applicable Restoration and to the extent there is excess funds, any other lawful purposes without any further consent or approval from the Administrative Agent or any Lender. In the case of any Casualty with respect to which the insurance proceeds payable are equal to or greater than the Casualty Proceeds Disbursement Threshold, the Net Proceeds shall be held by Administrative Agent, if Administrative Agent so elects, as a part of the Collateral and shall be applied or dealt with by Administrative Agent as follows:

(i) The Net Proceeds shall be disbursed if the following conditions are satisfied (each a “Release Condition” and collectively, the “Release Conditions”):

(A) no Default or Potential Default shall have occurred and be continuing;

(B) Borrower shall have delivered to Administrative Agent within sixty (60) days after the occurrence of the Casualty, a notice of Borrower’s desire to undertake the Restoration;

(C) Borrower shall have demonstrated to the satisfaction of Administrative Agent that the Restoration can be completed prior to the earlier of (1) the date that is three (3) months prior to the then-current Maturity Date or (2) the date of repair or restoration as may be required by applicable Law;

(D) Borrower shall have demonstrated to the satisfaction of Administrative Agent that sufficient funds are available to Borrower through rent and/or business interruption insurance maintained pursuant to Section 4.7, cash, and/or a letter of credit or other similar cash-equivalent security reasonably satisfactory to Administrative Agent as to form, content and issuer, and which shall be for the benefit of Administrative Agent, to pay all Obligations and all operating expenses with respect to the Property during the period reasonably estimated by Borrower as necessary for the completion of the Restoration;

(E) if required by Administrative Agent, Borrower shall have provided Administrative Agent, a guaranty of completion satisfactory to Agent in form and content and from a guarantor approved by Administrative Agent which guaranty, among other things, guarantees the timely and lien-free completion of the Restoration;

(F) to the extent, in Administrative Agent’s reasonable judgment, the Net Proceeds are insufficient to pay the costs of the Restoration, Borrower shall have provided Administrative Agent with a letter of credit, cash deposit or similar equivalent security in the amount of such deficiency in form, content and issuer satisfactory to Administrative Agent;

(G) Intentionally Omitted;

(H) Administrative Agent shall have received certificates of insurance, copies of insurance policies or other evidence reasonably satisfactory to Administrative Agent that the insurance coverage required hereunder, including insurance with respect to such Casualty, is in full force and effect in accordance with the terms hereof and shall remain in effect during the course of the Restoration (subject to normal annual renewals);

(I) Administrative Agent shall have received a budget and plans and specifications for the Restoration approved Administrative Agent; and

(J) Prior to any disbursement by Administrative Agent, the following information and documentation shall have been obtained by Borrower, at Borrower’s expense, and submitted to Administrative Agent, which information and documentation shall be in form and substance reasonably satisfactory to Administrative Agent:

(I) A request for disbursement signed by Borrower, accompanied by billing statements, vouchers or invoices, which request for disbursement shall expressly warrant that the work with respect to which the advance is requested has been substantially performed in accordance with the approved plans and specifications for the Restoration;

(II) Proof that all invoices for labor and materials previously submitted by Borrower and approved and reimbursed by Administrative Agent have been paid, except for those that are the subject of the current request for disbursement;

(III) Lien waivers for all payees under previous requests for disbursements;

(IV) A report from Borrower’s architect or, if Administrative Agent shall elect, Administrative Agent’s inspector, which shall specify the percentage of completion of the Restoration, shall provide detailed comments on specific work performed since the date of the last such report, and, if required by Administrative Agent, an estimate of the cost to complete the Restoration after taking into account the work then completed;

(V) At the request of Administrative Agent, a Title Insurance Report;

(VI) Copies of the agreements pursuant to which the restoration or repair shall be done, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, and which also shall be reasonably satisfactory to Administrative Agent as to the party performing the construction obligations thereunder;

(VII) Written consents by parties to any general construction contracts, architect/design contracts and other material contracts consenting to the assignment of such contracts pursuant to the Mortgage (which may be included in any such contract) and/or will-serve agreements in favor of Administrative Agent in form reasonably satisfactory to it from such contractors, architects or designers; and

(VIII) Such other information and documentation as Administrative Agent may reasonably request regarding the Improvements and the Restoration and the cost thereof.

(ii) Notwithstanding Section 4.8(d)(i), in the case of any Casualty with respect to which the insurance proceeds payable are equal to or greater than the Casualty Proceeds Disbursement Threshold, if Administrative Agent does not elect to hold the Net Proceeds, and with respect to any proceeds held by Borrower pursuant to Section 4.8(d), Borrower shall not disburse any Net Proceeds other than in accordance with the conditions of this Section 4.8(d) and Sections 4.8(e) and 4.8(f).

(e) If a Default shall have occurred and be continuing, the Release Condition set forth in Section 4.8(d)(i)(B) hereof is not satisfied within the period set forth therein, or one or more of the other Release Conditions set forth in Section 4.8(d)(i)(C) through (I) above are not satisfied within one hundred and twenty (120) days of the occurrence of any Casualty, then all Net Proceeds shall be applied in accordance with Section 4.10. If a Potential Default shall have occurred and be continuing, Administrative shall not make the requested disbursement until such time, if any, as such Potential Default does not exist (and the other Release Conditions are satisfied).

(f) All expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration (including reasonable attorneys’ fees and reasonable fees of Administrative Agent’s construction consultants and inspectors) shall be a part of the Indebtedness and shall be due and payable to Administrative Agent upon demand. Any Net Proceeds remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration will be immediately returned to Borrower or, if a Default then exists, such Net Proceeds shall, in the Administrative Agent’s sole discretion, either will be distributed by Administrative Agent to Borrower or applied as a mandatory prepayment of the Loan.

4.9 Taking of the Mortgaged Property.

(a) Promptly after Borrower obtains knowledge of the occurrence thereof, Borrower shall notify Administrative Agent of any Condemnation or the commencement of any proceedings or negotiations which might result in a Condemnation. Such notice shall generally describe the nature and extent of such Condemnation or the nature of such proceedings or negotiations and the nature and extent of the Condemnation which might result therefrom. Administrative Agent shall be entitled hereunder to all awards or compensation payable on account of a Condemnation to be applied in the manner set forth herein. Borrower hereby irrevocably assigns, transfers and sets over to Administrative Agent all rights of Borrower to any such awards or compensation and irrevocably authorizes and empowers Administrative Agent, in the name of Borrower or otherwise, to collect and receipt for any such award or compensation and delegates to Administrative Agent the right to file and prosecute any and all claims for any such awards or compensation and to participate in any and all hearings, trials and appeals in connection with a Condemnation on behalf of Borrower. Administrative Agent may participate in such proceedings or negotiations and Borrower will deliver or cause to be delivered to Administrative Agent all instruments requested by Administrative Agent to permit such participation; provided, however, that Administrative Agent shall be under no obligation to question the amount of the award or compensation. Although it is hereby expressly agreed that the same shall not be necessary, and in any event, Borrower shall, upon demand of Administrative Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or compensation to Administrative Agent, free and clear of any encumbrances of any kind or nature whatsoever. Administrative Agent may be represented in any Condemnation proceeding by counsel satisfactory to it at the expense of Borrower. All expenses incurred by Administrative Agent in connection with making any Condemnation and seeking and obtaining any award or payment on account thereof (including reasonable attorneys’ fees and reasonable fees of any appraiser or other consultant) shall be a part of the Indebtedness and shall be due and payable to Administrative Agent upon demand.

(b) Borrower shall, at its sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration in a good and workmanlike manner and in compliance with all Laws and the requirements of the Permitted Encumbrances, whether or not Borrower shall have satisfied the Release Conditions in order to cause the Net Restoration Award to be made available for such Restoration and whether or not such awards or compensation, if any, on account of the Taking shall be sufficient for such purpose.

(c) All Net Restoration Awards shall be held by Administrative Agent at its election. All Net Restoration Awards shall be applied as follows:

(i) If the Condemnation is not a Material Condemnation, the amount of Net Restoration Award is less than $5,000,000.00 (the “Net Restoration Award Threshold”), and there is no Default then in existence, the Net Restoration Award shall be held by the Borrower and applied by the Borrower to pay the cost of the Restoration.

(ii) If the Condemnation is not a Material Condemnation, and the amount of the Net Restoration Award is equal to or greater than the Net Restoration Award Threshold, provided that the Release Conditions are satisfied, the Net Restoration Award shall be made available to the Borrower to pay the cost of Restoration, such application to be effected in the same manner and subject to the conditions provided in Section 4.8(d) with respect to Net Proceeds. Any Net Restoration Awards remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration, in Administrative Agent’s sole discretion, either will be distributed by Administrative Agent to Borrower or applied as a mandatory prepayment of the Loan.

(iii) If the Condemnation is a Material Condemnation, or, the satisfaction of the Release Conditions is required in order for Borrower to receive a Net Restoration Award and one or more of the Release Conditions are not satisfied, all Net Restoration Awards shall be applied in accordance with Section 4.10.

(iv) In the case of a Condemnation for temporary use, any Net Restoration Awards shall be deposited and applied in the same manner and subject to the conditions provided with respect to business interruption/rent loss insurance proceeds.

4.10 Application of Proceeds of Casualty or Taking to Loan;. Upon a Casualty, if the disposition of the Net Proceeds is governed by Section 4.8(e) or upon a Condemnation, if the disposition of the Net Restoration Awards is governed by Section 4.9(c)(iii), at the option of Administrative Agent, the Net Proceeds or Net Restoration Awards, as applicable, shall be applied to prepay the Loan. Notwithstanding the foregoing, Administrative Agent shall have the option to (a) make available the Net Proceeds or the Net Restoration Awards, as the case may be, to Borrower for Restoration in the manner provided in Section 4.8(d) or (b) apply the Net Proceeds and/or the Net Restoration Awards to the Obligations, in such order and manner as Administrative Agent determines, as the case may be. Borrower acknowledges and agrees that in the event a Default has occurred and is continuing, Administrative Agent shall have the sole right to receive any Net Proceeds or Net Restoration Awards and apply such funds for any purpose in Administrative Agent’s sole determination, including without limitation Restoration or to prepay the Loan. Such rights are in addition to any other rights Administrative Agent has hereunder following the occurrence and during the continuance of a Default.

4.11 Compliance with Law. Borrower shall not, by act or omission, permit any building or other improvement not subject to the lien of the Mortgage to rely on the Property or any interest therein to fulfill any requirement of any Law. Borrower shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from all Governmental Authorities having jurisdiction over the Property, and preserve and maintain all other rights, privileges and franchises necessary to own and operate the Property in accordance with applicable Law in all material respects. Borrower shall comply in all material respects with all applicable Laws affecting the Property, including the use, operation, occupancy, maintenance and other activity thereof or thereon and shall ensure that the Property complies with the terms and conditions set forth in that certain Settlement Agreement dated January 7, 2010 by and between the Sierra Club, The City of Moreno Valley, Highland Fairview Partners I, Highland Fairview Partners, II, Highland Fairview Partners III, and Highland Fairview Partners IV, and HF Logistics I, LLC. Borrower shall furnish Administrative Agent, on demand, proof of compliance with this Section 4.11 reasonably satisfactory in all respects to Administrative Agent. Notwithstanding the foregoing, Borrower shall have the right to challenge or appeal any such Law so long as (a) Borrower shall prosecute such challenge or appeal in good faith, at its own expense and by appropriate legal proceedings, (b) Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (i) such contest will not result in the imposition of any civil or criminal liability or penalty and (ii) the Property would not be in any danger of being sold, forfeited or lost in any respect, nor would the value or use of the Property be impaired or curtailed, as a result of such contest or deferral of compliance, (c) Borrower shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Administrative Agent, to insure the cost of compliance, including all interest and penalties in connection therewith, which security shall not be less than one hundred and ten percent (110%) of the maximum liability of Borrower as reasonably determined by Administrative Agent, (d) the subject matter of the applicable Law will be addressed to the reasonable satisfaction of Administrative Agent promptly after such contest but in any event prior to the time the security granted to Administrative Agent in the Property shall be subjected to any Lien or otherwise jeopardized or Borrower or the Property otherwise becomes subject to any enforcement or penalties, in the sole opinion of Administrative Agent, and (e) such challenge or appeal is made and performed in accordance with applicable Laws.

If Borrower receives a bona fide notice or claim from any Person that the Property or any use, operation, occupancy, maintenance or other activity thereof or thereon is not in compliance with any Law, Borrower will promptly furnish a copy of such notice or claim to Administrative Agent.

4.12 Leasing Requirements. Borrower shall comply with the terms and conditions of Exhibit E with respect to the matters described therein.

4.13 Financial Matters. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Borrower to Administrative Agent in connection with the Loan (including all financial statements and financial information) will be true, correct and complete in all material respects as of their respective dates and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading in any material respect. For the purposes of this paragraph, “Borrower” shall also include any other Person liable for the Indebtedness or any part thereof and any joint venturer or general partner of Borrower.

4.14 Statement Concerning Note or Mortgage. Borrower shall at any time and from time to time furnish within ten (10) business days of written request by Administrative Agent a written statement in such form as may be required by Administrative Agent stating that (a) the Notes, this Agreement and the other Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; (b) the Principal Debt; (c) the date to which interest on the Notes is paid; (d) the Notes, this Agreement and the other Loan Documents have not been released, subordinated or modified; and (e) there are no offsets, counterclaims or defenses against the enforcement of the Notes, this Agreement or any other Loan Document. If any of the foregoing statements are untrue, Borrower shall, alternatively, specify the reasons therefor.

4.15 Notice to Lenders. Borrower shall, within three (3) days after Borrower obtains knowledge of the occurrence of any of the following events, notify Administrative Agent and each Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any Default or Potential Default hereunder or under any of the other Loan Documents; (b) any material violation of any Law by Borrower or any Guarantor, or any claim or assertion by any Governmental Authority that the Property or Improvements fail to comply in any material respect with any Law; (c) any investigation by any Governmental Authority, or any litigation, arbitration or other proceeding instituted or threatened against the Property and any material development therein; (d) any investigation by any Governmental Authority, or any litigation, arbitration or other proceeding instituted or threatened against Borrower or any Guarantor which if resolved unfavorably to Borrower or Guarantor would have a Material Adverse Effect on Borrower or Guarantor, and any material development therein; (e) any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (f) any labor controversy pending or threatened against Borrower, and any material development in any labor controversy; (g) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property (other than an annual notice of non-renewal delivered by an insurance carrier in the normal course of business and prior to the expiration of the applicable policy and where Borrower has a reasonable expectation that such coverage will in fact be renewed or maintained) and ; (h) any lien (other than Permitted Encumbrances) filed against the Property or any stop notice served on Borrower; (i) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect, the lack of which would have a Material Adverse Effect; or (j) any Material Adverse Effect in the financial condition, results of operations, business or properties of Borrower, Guarantor or any other Person liable for the payment or performance of any of the Obligations.

4.16 Financial Statements.

(a) Borrower shall deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Required Lenders, the Financial Statements and other statements and information at the times and for the periods described in (i) Exhibit B attached hereto and (ii) any other Loan Document.

(b) Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All Financial Statements and Property Schedules shall be in form and detail reasonably satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party’s financial position. Administrative Agent and each Lender agrees that the forms that have been provided by Borrower in connection with the Existing Loan (and the detail contained therein) are acceptable and Borrower may continue to use such forms. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent. All Financial Statements and Property Schedules for a reporting party who is an individual shall be on Administrative Agent’s then-current personal financial statement form or in another form reasonably satisfactory to Administrative Agent. All fiscal year-end Financial Statements of Borrower and Guarantor may be prepared by the reporting party. All Property Schedules may be prepared by the applicable reporting party. Borrower shall provide, upon Administrative Agent’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Administrative Agent at Borrower’s expense with all evidence that Administrative Agent may from time to time reasonably request in writing as to compliance with all provisions of the Loan Documents.

4.17 Reports and Testing. Borrower shall (a) upon written request from Administrative Agent, promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made on or of the Property; and (b) make such additional tests on or of the Property as Administrative Agent reasonably requires. Borrower shall immediately notify Administrative Agent of any report, study, inspection or test that indicates any material adverse condition relating to the Property or any such materials.

4.18 Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. Each such appraiser and the form of the appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such appraisal, including any costs for internal review thereof, shall be borne by Borrower if such appraisal is the first appraisal in any calendar year and in all events if Administrative Agent obtains such appraisal after the occurrence of a Default. Whenever Borrower is obligated to pay the cost of an appraisal hereunder, such cost is due and payable by Borrower on demand and shall be secured by the Loan Documents. Administrative Agent shall provide a copy of such appraisal to each Lender upon receipt as well as to Borrower provided that Borrower delivers to Administrative Agent an indemnification agreement with respect to such appraisal on Administrative Agent’s standard form.

4.19 ERISA and Prohibited Transaction Taxes. As of the date hereof and throughout the term of this Agreement, (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (e) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender’s rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 4.19 as Administrative Agent may from time to time request.

4.20 Financial Covenants. Borrower shall comply and shall cause Guarantor to comply with the terms and conditions of Exhibit J with respect to the matters described therein.

4.21 Organizational Restrictions.

(a) Intentionally Omitted.

(b) Borrower shall conduct business only in its own name (including its trade name or names) and shall not change its name, identity, or type of organization specified in the first paragraph of this Agreement unless Borrower shall have obtained the prior written consent of Administrative Agent. Borrower shall promptly notify Administrative Agent (a) of any change of its organizational identification number, or (b) if Borrower does not now have an organization identification number and later obtains one, of such organizational identification number.

(c) Borrower shall not change the location of its chief executive office or principal place of business unless Borrower (a) shall have given Administrative Agent at least ten (10) Business Days’ prior written notice and (b) shall have taken all actions necessary or reasonably requested by Administrative Agent to file or amend any UCC financing statement or continuation statement reasonably required to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including software, writings, plans, specifications and schematics concerning the Property, shall be the same.

4.22 Title and Permitted Encumbrances. Borrower shall maintain lawful, good and marketable title to the Property and the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (a) the Permitted Encumbrances, (b) the liens and security interests evidenced by the Mortgage, (c) statutory liens for Real Property Taxes on the Property which are not yet delinquent, and (d) other liens and security interests (if any) in favor of Administrative Agent. Borrower shall not suffer and shall promptly cause to be paid and discharged all liens, charges, claims, security interests, and encumbrances against the Property (except those expressly permitted pursuant to the foregoing sentence or under another section of this Agreement) within ten (10) days of the date that any such liens, charges, claims, security interests and encumbrances are filed or recorded against the Property. Borrower, and Borrower’s successors and assigns, will warrant generally and forever defend title to the Property, subject as aforesaid, to Administrative Agent and its successors or substitutes and assigns, against the claims and demands of all Persons claiming or to claim the same or any part thereof. Borrower will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrances and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Administrative Agent. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Administrative Agent of any existing or future violation or other breach thereof by Borrower, by the Property or otherwise. If any right or interest of Administrative Agent or Lenders in the Property shall be endangered or questioned or shall be attacked directly or indirectly, Administrative Agent (whether or not it or any Lender is named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Agent and Lenders, including the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenses so incurred by Administrative Agent shall be a part of the Indebtedness and shall be due and payable to Administrative Agent upon demand. Administrative Agent shall be subrogated to all rights of the Person receiving such payment.

4.23 Swap Transaction. Borrower shall comply with the terms and conditions of Exhibit I with respect to the matters described therein.

4.24 Borrower Taxes; Effect on Loan Documents. Borrower shall promptly pay all income, franchise and other taxes now or hereafter owed by Borrower under any Law.  In the event (a) any Law directly or indirectly imposes upon Administrative Agent or any Lender the payment of any of such taxes, the payment of any of such taxes is required in order to create or preserve any of the Liens granted to Administrative Agent or to enforce any of the rights and remedies of Administrative Agent and Lenders under the Mortgage, any other Loan Document at law or in equity, or any of such taxes otherwise affects the Mortgage, any other Loan Document, Administrative Agent or any Lender, including their interests in any of the Collateral, (b) any Law deducts from the value of the Property for the purpose of taxation any lien, charge or security interest thereon, or requires Administrative Agent or Lender to pay any such lien, charge or security interest or the value thereof, or any other assessment against Borrower or the Property, or (c) there is any change in law regarding the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage or any other Loan Document, then, and in any such event, Borrower, upon demand by Administrative Agent, shall pay such taxes, liens, charges and security interests or reimburse Administrative Agent or Lenders, as applicable, therefor; provided, however, that if in the opinion of counsel for Administrative Agent (a) it might be unlawful to require Borrower to make such payment or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Administrative Agent may elect, by notice in writing given to Borrower, to declare all of the Indebtedness to be and become due and payable one hundred twenty (120) days from the giving of such notice.

4.25 Controlled Substances. Without limiting the provisions of Section 6.2, Borrower shall not, and shall not permit or knowingly suffer any tenant leasing space in the Improvements to violate the Controlled Substances Act, or any other Laws affecting the Property which could otherwise result in the occurrence of a Default under Section 7.1(n), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section 4.25, Borrower shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (a) to give timely notice to any appropriate law enforcement agency of information that led Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent illegal use of the Property.

ARTICLE 5 — NEGATIVE COVENANTS

5.1 Additional Indebtedness. Borrower shall not avail itself of or permit any additional extension of credit or debt of any kind (whether recourse or non-recourse, secured or unsecured) without the prior written consent of the Required Lenders except for (a) Permitted Debt, and (b) the Obligations.

5.2 Limitation on Distributions, etc. During the continuance of a Default, Borrower shall not make any dividend, payment or distribution to any of its Constituent Members.

5.3 Contracts.

(a) Affiliates. Without the prior written consent of Administrative Agent, Borrower shall not, nor shall Borrower’s Constituent Member, enter into any contract or otherwise engage in any transactions with an Affiliate of Borrower or such Constituent Member, except for contracts, amendments and transactions entered into in the ordinary course of business of Borrower and at prices and on terms that are commercially reasonable and are no less favorable to Borrower or such Constituent Member, as applicable, than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

(b) Third Parties. Without the prior written consent of Administrative Agent, Borrower shall not enter into any contract, amend any contract or otherwise engage in any transactions with any third party, except for contracts, amendments and transactions entered into in the ordinary course of business of Borrower, on an arm’s-length basis and on commercially reasonable terms.

5.4 Transfers; Encumbrances. Borrower shall not, voluntarily or involuntarily, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of, grant easements or other rights with respect to, or mortgage, encumber or create a Lien or security interest in, the Property or the income or any other revenues therefrom or permit or knowingly suffer any such action to be taken, except in each case as permitted or not prohibited by the Loan Documents.

5.5 Ownership; Merger; Consolidation; Purchase or Sale of Assets.

(a) Without the prior written consent of Administrative Agent, except as expressly permitted by this Agreement, Borrower shall not, directly or indirectly: (i) change, or permit to be changed, the structure or ownership of Borrower or of any Constituent Member from that existing on the Closing Date; (ii) consolidate with, be acquired by, or merge into or with any Person; (iii) permit any sale, transfer, assignment, pledge, mortgage, encumbrance or other disposition (each a “Transfer”) of all or part of the Property; (iv) acquire any property other than the Property; (v) permit any change in the members or managers of, or change of Control of, Borrower or any Constituent Member from that existing on the Closing Date; or (vi) permit any Transfer of all or any part of any direct or indirect interest in Borrower (other than the existing pledge by Skechers of its membership interest in Skechers R.B., LLC, a Delaware limited liability company, which pledge shall not be deemed to be a prohibited Transfer hereunder).

(b) Notwithstanding the terms of clause (a) above, a Transfer of a direct or indirect interest in the Borrower shall be permitted without Administrative Agent’s consent upon satisfaction of all of the following conditions:

(i) after giving effect to such Transfer:

(A) a Trump Entity or a Skechers Entity (or both) continues directly or indirectly to Control the Borrower; and

(B) a Trump Entity or Skechers Entity directly or indirectly owns at least a fifty one percent (51%) interest in the Borrower or a Trump Entity and Skechers Entity each directly or indirectly continue to own a fifty percent (50%) interest in the Borrower;

(ii) such Transfer is of less than twenty five percent (25%) of the direct or indirect interests in the Borrower and does not result in a Person who prior to such Transfer had a direct or indirect interest in the Borrower of less than twenty five percent (25%) having a direct or indirect interest in the Borrower equal to or greater than twenty five percent (25%) after giving effect to such Transfer unless such Person has first satisfied Administrative Agent’s requirements with respect to any “know your customer” regulations imposed by any applicable Governmental Authority);

(iii) the transferee is not a Prohibited Person; and

(iv) Borrower provides Administrative Agent with written notice of such Transfer at least five (5) days before such Transfer shall become effective, with such notice containing a description of such Transfer, the interest transferred and the identity of the transferor and transferee.

(c) For avoidance of any doubt, Borrower acknowledges and agrees that with respect to any Transfer that is a pledge of, or other similar encumbrance on, a direct or indirect interest in the Borrower, in the event a secured party exercises its remedies under any such pledge or other encumbrance and the conditions set forth in either Section 5.5(b)(i)(A) or Section 5.5.(b)(i)(B) are not thereafter satisfied, the pledge and the exercise of such remedy shall each be deemed a prohibited Transfer hereunder.

ARTICLE 6 — REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and Lenders as follows as of the date hereof:

6.1 Organization; Authorization; Enforceability. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower is  authorized to do business in, and if required by Law, in good standing in, each state in which the Property is located, and (iii) possesses of all requisite power and authority to carry on its business and to own and operate the Property. Borrower has complied with any and all Laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Property as contemplated in this Agreement and the other Loan Documents. Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Agreement, the other Loan Documents and all other documents executed in connection herewith and therewith except such as have been obtained by Borrower and are in full force and effect. The execution, delivery and performance by Borrower of this Agreement, the other Loan Documents and all other documents executed in connection herewith and therewith are not and will not be in contravention of any Law or any other document or agreement to which Borrower or the Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Borrower, Guarantor or any other Person liable for any of the Obligations. This Agreement, the other Loan Documents and all other documents executed in connection herewith and therewith are the legal, valid and binding obligations of Borrower, enforceable against Borrower in the accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights. Borrower has heretofore delivered to Administrative Agent true and complete copies of the Constituent Documents of Borrower, Guarantor and their respective Constituent Members. The structure chart attached hereto as Exhibit N set forth a true, correct and complete representation of Borrower’s organizational structure and the ownership of the Property, and without limiting the foregoing, HF Logistics-SKX, LLC, a Delaware limited liability company, is in Control of Borrower. Borrower does not have any employees.

6.2 Applicable Laws; Governmental Approvals Regarding the Property.

(a) Borrower is not in violation in any material respect of any Law, regulation or ordinance, or any order of any court or Governmental Authority, and no provision of the Loan Documents violates any order of any court or Governmental Authority or any contract or agreement binding on Borrower. No provision of the Loan Documents violates any covenants or restrictions affecting the Property or any order of any court or any Governmental Authority or any contract or agreement binding on the Property. The Property and the use, operation and maintenance thereof and all activities thereon comply in all material respects with all applicable Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property.

(b) Borrower is not a party to any tax sharing agreement; to the best of Borrower’s knowledge, there is no proposed tax assessment against Borrower or Guarantor; to the extent required by applicable Law, Borrower and Guarantor have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be or otherwise owing.

(c) The Property is not part of a larger tract of land owned by Borrower or any of its affiliates or Guarantor, is not otherwise included under any unity of title or similar covenant with other real property not encumbered by the Mortgage, and constitutes a separate tax lot or lots with a separate tax assessment or assessments, independent of those for any other lands or improvements. The Property is not, and shall not be, dependent on any property or premises or any interest therein other than the Property to fulfill any requirement of any Law. No land, building or other improvement not subject to the lien of the Mortgage relies on the Property or any interest therein to fulfill any requirement of any Law.

(d) The Improvements comply in all material respects with all Laws regarding access and facilities for handicapped or disabled persons.

(e) All Governmental Approvals, including certificates of completion or occupancy, necessary in connection with the ownership, use, management and operation the Property have been duly obtained, are in full force and effect, and are held in the name of Borrower, and Borrower is not in default thereunder.

(f) There is no proceeding pending or, to Borrower’s knowledge, threatened, that seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Approval nor has any act or omission been committed which could afford any Governmental Authority the right of forfeiture as against the Property, any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(g) The current and any anticipated use of the Property complies in all material respects with all applicable zoning, land use and similar laws, ordinances, regulations and all restrictive covenants affecting the Property without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Law or regulation exists with respect thereto, and no violation of the Controlled Substances Act, or any other Laws affecting the Property which could otherwise result in the occurrence of a Default under Section 7.1(n), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act, exists with respect thereto.

6.3 No Broker. No financial advisers, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower, Guarantor or any Affiliate thereof in connection with the Loan.

6.4 Encroachments.

(a) To Borrower’s knowledge, other than as disclosed in the Title Insurance or the Survey, there are no encroachments on the Property and the Improvements do not encroach upon any adjoining land or adjoining streets and lie wholly within the boundaries and building restriction lines of the Property.

6.5 Agreements. Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law. Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. To Borrower’s knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower does not have any material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property (b) obligations under the Loan Documents, and (c) Permitted Debt. Neither Borrower, nor Borrower’s Constituent Member, is a party to any contract, or is engaged in any transaction, which would constitute a breach of Section 5.3.

6.6 Financial Condition.

(a) All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Borrower to Administrative Agent in connection with the Loan (including all Financial Statements and financial information) are true, correct, and complete in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No Material Adverse Effect has occurred since the dates of such reports, statements and other data in the financial condition of Borrower or, to Borrower’s knowledge, of any tenant under any lease described therein. For the purposes of this paragraph, “Borrower” shall also include any other Person liable for any part of the Indebtedness and any joint venturer or general partner or member of Borrower.

(b) Neither Borrower nor Guarantor is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law or contemplating filing any such petition, case, proceeding or other action , and, to Borrower’s knowledge, no Person is contemplating the filing of any petition, case, proceeding or other action pursuant to any Debtor Relief Law against Borrower or Guarantor.

(c) Borrower is not insolvent (as such term is defined in the Bankruptcy Code) and Borrower will not be rendered insolvent by the execution of the Loan Documents or otherwise.

(d) Borrower has not entered into this transaction or executed any Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents and the Liens on the Collateral granted or otherwise arising thereunder.

6.7 Utility Services. All utility services necessary for the operation and management of the Property are available at the boundaries of the Land, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities, except, in each case, as otherwise could not reasonably be expected to have a Material Adverse Effect. All such utility services cross only dedicated public roads or property subject to properly recorded easements in favor of the utility company providing the service in question.

6.8 Liens. Except as otherwise provided for in the Loan Documents, Borrower has not made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on the Property other than Permitted Encumbrances.

6.9 Intentionally Omitted.

6.10 Status of Borrower; Not a Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Code. Without limiting the foregoing, Borrower is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code). The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Borrower further warrants that the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan. Borrower’s exact legal name is correctly set forth at the end of this Agreement. Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization, and Borrower’s federal tax identification number, are correctly set forth on the on the signature page of this Agreement.

6.11 Flood Zone. None of the Improvements are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed herein.

6.12 Litigation. There are no actions, suits or proceedings pending, or to Borrower’s knowledge, threatened, against or affecting Borrower and/or the Property which, in each case, if adversely determined, shall materially affect the ability of Borrower to perform its respective obligations hereunder or under any of the Loan Documents, or the Property or involving the validity or enforceability of the Mortgage or the priority of the Lien thereof, at law or in equity, or before any court or Governmental Authority, and Borrower is not in any material respect in default or violation with respect to any order, writ, injunction, decree or demand of any court of Governmental Authority. There are no actions or proceedings pending before any court, quasi-judicial body or administrative agency relating to compliance of the Property with any applicable zoning, subdivision, building, environmental or land use law, ordinance or resolution.

6.13 No Conflicts. Neither the execution, delivery or performance of, nor the consummation of the transactions contemplated by, this Agreement, the Mortgage, the Notes or any other Loan Documents will result in a breach of, or constitute a default under any other mortgage, deed of trust, lease, bank loan or credit agreement, articles of organization, operating agreement, corporate charter, bylaws, partnership agreement or other agreement or instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of their respective properties may be bound or affected.

6.14 Public Access. All easements and rights of way necessary for the utilization of the Improvements for their current uses have been acquired.

6.15 Leases. (a) The rent roll (the “Rent Roll”), attached hereto as Exhibit O, contains a true, correct and complete list of all existing Leases for the Property and all information set forth on such Rent Roll is true and correct in all material respects; (b) all Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c) except as set forth on Exhibit O, neither Borrower nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease), other than with respect to rents owed by any tenants that are less than thirty (30) days overdue, (d) no tenant is the subject of any bankruptcy, insolvency or similar proceeding; (e) the copies of the Leases and any related guaranties delivered to Administrative Agent are true and complete in all material respects; (f) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (g) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Administrative Agent (on behalf of the Lenders); (h) no tenant or other party has an unexpired option, right of first refusal or other preferential right to purchase all or any portion of the Property, except as set forth on Exhibit O; (i) no tenant has the unilateral right to terminate its Lease prior to expiration of the stated term of such Lease absent the occurrence of any casualty, condemnation or default by Borrower thereunder, except as set forth on Exhibit O; and (j) no tenant has prepaid more than one (1) month’s rent in advance (except for security deposits and other charges collected in accordance with the terms of the applicable Lease).

6.16 Insurance. Borrower has obtained and delivered to Administrative Agent certificates of insurance for the Property reflecting the insurance coverages, amounts and other insurance requirements set forth in the Loan Documents. No Person, including Borrower, has done, by act or omission, anything which would materially and adversely impair the coverage of any such policy.

6.17 Condemnation. Borrower has not received any written notice of, and to Borrower’s knowledge, no Person has threatened, any actual or proposed Condemnation.

6.18 Physical Condition. To Borrower’s knowledge, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise. Borrower has not received any written notice from any insurance company or bonding company of any material defects or inadequacies in the Property which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

6.19 Title. Borrower has lawful, good, marketable and insurable fee simple title to the real property comprising part of the Property and lawful and good title to the balance of the Property, free and clear of all liens, charges, claims, security interests, and encumbrances whatsoever except the Permitted Encumbrances and such other Liens as are permitted pursuant to the express provisions of the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely impairs the use or operation of the Property or materially impairs Borrower’s ability to pay its obligations in a timely manner. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms hereof, in each case subject only to Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are a Lien prior to, or of equal priority with, the Liens created by the Loan Documents other than Permitted Encumbrances and those for which the Property have received affirmative insurance in the applicable title insurance policy.

6.20 Sanctions. Neither Borrower, Guarantor, any subsidiary of Borrower or Guarantor nor, to Borrower’s knowledge, any other Affiliate of Borrower, Guarantor or any subsidiary of Borrower or Guarantor or any of the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Borrower, Guarantor or any of Borrower’s or Guarantor’s subsidiaries or other Affiliates, is an individual or entity currently the subject of any Sanctions, nor is Borrower, Guarantor or any subsidiary of Borrower or Guarantor located, organized or resident in a Designated Jurisdiction.

6.21 Usury; Offsets. The terms of this Agreement are not usurious. Borrower has no offsets, counterclaims or defenses with respect to its Obligations.

6.22 ERISA. (a) Borrower is not (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; and (c) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans.

ARTICLE 7 — DEFAULT AND REMEDIES

7.1 Events of Default. The occurrence of any one of the following shall be a default under this Agreement (“Default”):

(a) any of the Indebtedness is not paid when due, whether on the scheduled due date or upon acceleration, maturity or otherwise;

(b) any covenant or agreement in this Agreement or in any other Loan Document (other than covenants to pay the Indebtedness and other than Defaults expressly listed elsewhere in this Section 7.1) is not fully and timely performed, observed or kept and such failure shall continue unremedied for more than thirty (30) days after notice thereof shall have been given to Borrower by Administrative Agent; provided, however, that if such failure is of a nature such that it cannot be cured by the payment of money and if such failure requires work to be performed, acts to be done or conditions to be removed which cannot reasonably, with due diligence, be performed, done or removed, as the case may be, within such thirty (30) day period and Borrower shall have commenced to cure such failure within such thirty (30) day period, such period shall be deemed extended for so long as shall be required by Borrower in the exercise of due diligence to cure such failure, but in no event shall such thirty (30) day period be so extended to be a period in excess of ninety (90) days;

(c) any statement, representation or warranty in any of the Loan Documents, or in any Financial Statement or any other writing heretofore or hereafter delivered to Administrative Agent or any Lender in connection with the Indebtedness, is false, misleading or erroneous in any material respect on the Closing Date or on the date as of which such statement, representation or warranty is made;

(d) the occurrence of a default or breach by Guarantor of any obligation under any Loan Document (taking into account any applicable notice and cure period set forth in such Loan Document);

(e) the occurrence of any “Termination Event” under any Swap Contract;

(f) Borrower shall fail in the due performance and observance of any of its covenants contained in Section4.1, 4.3(b) or (c), 4.5, 4.6(a), 4.7(a), 4.12, 4.15, 4.20, 4.21, 4.22, 4.23 or Article 5;

(g) Borrower shall fail in the due performance and observance of any of its covenants contained in Section, 4.16, 4.17 or 9.23 and such failure shall continue for ten (10) days after notice thereof shall have been given to Borrower by Administrative Agent;

(h) a default or event of default occurs under any lien, security interest or assignment covering the Property other than those created by any of the Loan Documents (whether or not Administrative Agent has consented, and without hereby implying Administrative Agent’s consent, to any such lien, security interest or assignment not created hereunder) and is not cured within any applicable notice or cure period, or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(i) Administrative Agent determines that an event or condition that could reasonably be expected to have a Material Adverse Effect has occurred in the financial condition of Borrower or any Guarantor or in the condition of the Property and such matter is not remedied within thirty (30) days after written notice thereof is given to the Borrower by the Administrative Agent or within sixty (60) days if such matter cannot reasonably be cured within thirty (30) days so long as a cure is being diligently and continuously pursued;

(j) any Loan Document shall for any reason without Administrative Agent’s specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Administrative Agent and as a result, the material benefits of the Loan would not be available to the Lenders or any of them; or the liens, mortgages or security interests of Administrative Agent in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Borrower, Guarantor or any other Person liable for any of the Indebtedness;

(k) a default or event of default occurs under any document executed and delivered in connection with Borrower’s financing of the solar panels installed at the Property and continues beyond any applicable cure or grace period;

(l) the death, incompetency, dissolution or insolvency of Borrower, Guarantor or any other Person liable for any part of the Indebtedness;

(m) Borrower, Guarantor, or any other Person liable for any part of the Indebtedness (or any general partner or joint venturer of any of the foregoing):

(i) (A) executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

(ii) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or the sixtieth (60th) day following the date of its filing; or

(iii) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any fraudulent conveyance law or Debtor Relief Law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in clause (iv) below) upon any of its property through legal proceedings which are not vacated and such lien is not discharged prior to enforcement thereof or in any event within sixty (60) days from the date thereof; or

(iv) Fails to have discharged or fully bonded within a period of fifteen (15) days any attachment, sequestration, or similar writ levied upon any of its property; or

(v) Fails to pay (or cause to be paid) any final and non-appealable money judgment exceeding $1,000,000 against it within thirty (30) days after the entry of such judgment; or

(n) A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Property or any part thereof, on the grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Property or the Mortgage shall become subject to forfeiture or seizure in connection therewith.

(o) Skechers or any Tenant Affiliate (as such term is defined in Section 17 of the Skechers Lease as in effect on the date hereof) at any time is not in sole possession of one hundred percent (100%) of the Property pursuant to the Skechers Lease.

7.2 Remedies. Upon the occurrence and during the continuance of a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable (provided that, without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under any Debtor Relief Law, any obligation of Lenders to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or Lenders); (b) reducing any claim to judgment; (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Mortgage; (d) terminating Lenders’ Commitments; (e) in its own name on behalf of the Lenders or in the name of Borrower, entering into possession of the Property, leasing and operating the Property, performing all work and constructing Improvements; and (f) setting-off and applying, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness.

Borrower hereby appoints Administrative Agent as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower’s name upon the occurrence and during the continuance of a Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any action or proceeding incident to the Property; (iii) pay, settle, or compromise all bills and claims regarding the Property; (iv) perform the obligations and exercise the rights of Borrower under all Leases, guaranties and other agreements to which it is a party or by which the Property is bound, enter into Leases, guaranties and other agreements regarding the Property and pay all leasing, operating and capital expenses of the Property; and (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements. Neither Administrative Agent nor any Lender shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.

ARTICLE 8 — ADMINISTRATIVE AGENT
8.1	Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, and its duties and responsibilities shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and no implied covenants, functions, responsibilities, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent or its Related Parties;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, Guarantor or any of their Related Parties that is communicated to or obtained by the Person serving as Administrative Agent or any of its Related Parties in any capacity.

(c) No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 7 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders.

(d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Guarantor or any other Person liable for any part of the Indebtedness, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower or any other Person) shall be exclusively entitled and empowered on behalf of itself and the Lenders, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 9.11 allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 9.11.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by the Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by the Required Lenders in any such proceeding.

8.2 Delegation of Duties; Advice.

(a) Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loan as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(b) Administrative Agent shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or other consultant experts.

8.3 Liability of Administrative Agent. Neither Administrative Agent nor any Related Party of Administrative Agent shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as Administrative Agent shall believe in good faith shall be necessary or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower, Guarantor, any subsidiary or Affiliate of Borrower or Guarantor, or any other Person, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Neither Administrative Agent nor any Related Party of Administrative Agent shall be under any obligation to any Lender or participant or any other Person to inspect the properties, books or records of Borrower, Guarantor, any of their Related Parties or any other Person, or to ascertain or inquire into (u) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (v) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (w) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (x) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (y) the value or the sufficiency of any Collateral, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.4 Reliance by Administrative Agent; Authorized Signers. Administrative Agent is authorized to rely upon the continuing authority of the Authorized Signers to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the selection of interest rates. Such authorization may be changed only upon written notice addressed to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. Without limitation of the foregoing, Administrative Agent shall be entitled to rely, and shall be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in relying, upon any writing , resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, telephone message, email or other electronic (including any Internet or intranet website posting or other distribution) communication, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loan. For purposes of determining compliance with the conditions specified in Exhibit C, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders. Notwithstanding anything to the contrary herein, in no event shall Administrative Agent be required to take any action that it determines may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and Administrative Agent shall be indemnified by Lenders pursuant to Section 8.7 with respect to such determination.

8.5 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Potential Default unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement and describing such Default or Potential Default, and Administrative Agent determines that such Default or such Potential Default (if it were to become a Default) will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default as may be requested by the Required Lenders in accordance with Article 7; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

8.6 Credit Decision; Disclosure of Information by Administrative Agent.

(a) Each Lender acknowledges that neither Administrative Agent nor any Related Party of Administrative Agent has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent or any Related Party of Administrative Agent to any Lenders as to any matter, including whether Administrative Agent or any Related Party of Administrative Agent have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and Guarantor hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor.

(b) Administrative Agent promptly after its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide each Lender and/or make available for such Lender’s inspection during reasonable business hours and at such Lender’s expense, promptly after such Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, Guarantor or other Person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or Guarantor or any of their respective Affiliates which may come into the possession of Administrative Agent or any Related Party of Administrative Agent.

8.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders hereby indemnify Administrative Agent and each Related Party of Administrative Agent (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless Administrative Agent and each Related Party of Administrative Agent from and against any and all Indemnified Liabilities incurred by it, including before, during and after any foreclosure of the Mortgage, other exercise of rights and remedies or sale of the Property; provided, however, that no Lender shall be liable for the payment to Administrative Agent or any Related Party of Administrative Agent of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. All payments on account of the foregoing shall be due and payable ten (10) days after demand by Administrative Agent therefor. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent within ten (10) days after demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by Administrative Agent as described in Section 9.11. The undertaking in this Section shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all Obligations.

8.8 Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any party to the Loan Documents and their respective subsidiaries and other Affiliates as though Administrative Agent was not Administrative Agent hereunder, without notice to or consent of Lenders and without any duty to account therefor to Lenders. Lenders acknowledge that Borrower and Bank of America or its Affiliate have entered or may enter into Swap Transactions. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Bank of America shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Swap Transactions, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

8.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders and Borrower. Additionally, if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person, remove such Person as Administrative Agent. If Administrative Agent resigns or is so removed by the Required Lenders under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). Upon the acceptance by the successor administrative agent of its appointment as successor administrative agent hereunder, the retiring Administrative Agent’s resignation or removal, as applicable, shall be effective, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, or on or before the removal day specified by Required Lenders in their removal notice to Administrative Agent and Borrower, whichever applies, then the retiring Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders; provided, however, that the retiring Administrative Agent’s resignation or removal, as applicable, shall nevertheless become effective upon such thirtieth (30th) day, or upon the removal day set forth in Required Lenders’ removal notice, whichever applies, and on such day Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the effective date any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

8.10 Releases; Acquisition and Transfers of Collateral.

(a) Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Collateral (i) upon the termination of the Commitments, the termination of all obligations of each Swap Counterparty to advance any funds under any Swap Contract, and payment and satisfaction in full of all Indebtedness; (ii) constituting a release, transfer or sale of a lien or Collateral if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title if approved by the Required Lenders.

(b) If all or any portion of the Collateral is acquired by foreclosure or by deed (or assignment) in lieu of foreclosure, Administrative Agent shall take title to the Collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed (or assignment) in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any Collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, the “OREO Property Manager”) experienced in the management, leasing, sale and/or disposition of similar properties.

(c) After consulting with the OREO Property Manager, Administrative Agent shall prepare a written plan for operation, management, improvement, maintenance, repair, sale and disposition of the Collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the OREO Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent, any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to Section 8.10(a), have the right but not the obligation to take any action in connection with the Collateral (including those with respect to all Real Property Taxes, Insurance Premiums, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.

(d) Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section 8.10; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.

(e) If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Collateral, the consent of the Required Lenders is required pursuant to Section 8.10(a), and one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may, in writing to the other Lender, offer (“Purchase Offer”) to purchase all of the non-consenting Lender’s right, title and interest in such Collateral for a purchase price equal to the non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such Collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Lender Net Sale Proceeds”). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in such Collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Lender Net Sale Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of such Collateral or ninety (90) days after receipt by the non-consenting Lender of the Purchase Offer, regardless of whether such Collateral is sold.

8.11 Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 8.7) and reimbursements then due to Administrative Agent from Borrower (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon); second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrower (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon, reimbursed by Lenders); third, to pay (on a pari passu basis) pro rata interest and late charges due in respect of the Indebtedness and regularly occurring payments under any Swap Contract; fourth, to pay (on a pari passu basis) or prepay pro rata principal of the Indebtedness and “Settlement Amounts” or “Close-Out Amounts”, and similar payments, as applicable, payable by Borrower under Swap Transactions; and last, to Borrower, if required by Law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments.

Notwithstanding anything to the contrary in this Agreement, obligations arising under Swap Contracts shall be excluded from the application described above in this Section 8.11 if Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of this Article VIII for itself and its Affiliates as if a “Lender” party hereto.

8.12 Administrative Agent Advances.

(a) Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine Additional Advances and other advances, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 9.11, (ii) when the applicable conditions precedent set forth in Exhibit C have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral or any portion thereof (including those with respect to Real Property Taxes, Insurance Premiums, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 8.5, after the occurrence of a Default, and (B) subject to Section 8.10, after acquisition of all or a portion of the Collateral by foreclosure or otherwise.

(b) Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time).

8.13 Defaulting Lender.

8.13.1 Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.9.

(b) Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Potential Default exists), to the funding of any advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Potential Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such advances were made at a time when the conditions for same, if any, were satisfied or waived, such payment shall be applied solely to pay the advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any advances of such Defaulting Lender until such time as all advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

8.13.2 Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Commitments (and outstanding principal balance of all advances) to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

8.14 Benefit. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part.

8.15 Co-Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “bookrunner,” or “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

8.16 Lender Participation in Swap Transactions. If Borrower enters into any Swap Transaction and Swap Contract with one or more Lenders, such Lender(s) shall notify each other then-existing Lender of the terms of each such Swap Transaction and each then-existing Lender (other than a Defaulting Lender) shall have the right in its sole discretion to participate in each such Swap Transaction pro rata according to such Lender’s Pro Rata Share of the amount of the applicable Swap Transaction. All such participation interests shall be governed pursuant to separate documentation.

8.17 Swap Contracts. Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 8.11 or any Collateral by virtue of the provisions hereof or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or any Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts except to the extent expressly provided herein and unless Administrative Agent has received a Secured Party Designation Notice with respect to the related Swap Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts.

ARTICLE 9 — GENERAL TERMS AND CONDITIONS

9.1 Consents; Borrower’s Indemnity. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is required under any Loan Document, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any appraisal, environmental, engineering, property condition or other inspection, audit, report or assessment, any contract, any change order, any lease, or any other matter incident to the Property. Any appraisal, inspection, audit, report or assessment of the Property or the books and records of Borrower or Guarantor, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Borrower or Guarantor of any of its obligations. Neither Administrative Agent nor any Lender shall be liable or responsible for, and Borrower shall indemnify Administrative Agent, each Lender and each Related Party of Administrative Agent and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the “Indemnitees”) from and against: (a) any claim, action, loss or cost (including attorneys’ fees and costs) arising from, relating to or otherwise in connection with (i) the Leases, the Property, the Improvements and the other Collateral, including any defect therein, (ii) any accounts of Borrower or the Property, (iii)  the protection, preservation, operation, management, improvement, maintenance, repair, sale and disposition of the Property and other Collateral (including those with respect to Real Property Taxes, Insurance Premiums, and leasing costs and broker fees) or (iv) the performance of any obligation of Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorneys’ fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) any of the matters described in the foregoing clause (a), (ii) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (iii) any Commitment or the Loan, including all claims by any actual or alleged broker for Borrower or any Related Party of Borrower for brokerage fees in connection with the Loan or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, including all costs and expenses incurred by any Indemnitee in connection with any subpoena, deposition or otherwise acting as a witness; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in Section 9.6) or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Agreement; and (d) any and all liabilities, losses, costs or expenses (including attorneys’ fees and costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn, (all of the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Further, Borrower shall not be obligated to indemnify any of the Indemnitees from matters which relate solely to disputes or disagreements among Lenders and/or Administrative Agent, or any default by any of the Lenders and/or Administrative Agent of any of their respective obligations under this Agreement to Borrower or to each other. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders. All payments on account of the Indemnified Liabilities shall be due and payable ten (10) days after demand by Administrative Agent therefor. The indemnities in this Section 9.1 shall not terminate upon the release, foreclosure or other termination of the Mortgage but will survive the release, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the repayment of the Indebtedness, the discharge and release of the Mortgage and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

9.2 Miscellaneous.

9.2.1 Counterparts. This Agreement may be executed in several counterparts (and by different parties hereto in different counterparts), all of which are identical, and all of which counterparts together shall constitute one and the same instrument.

9.2.2 Effectiveness; Signature Copies. This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Loan Documents, and all signed certificates and other documents delivered thereunder or in connection therewith, may be transmitted and/or signed by facsimile or e-mail transmission (e.g. “pdf” or “tif”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.

9.2.3 Electronic Signatures. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

9.2.4 Severability. A determination that any provision of this Agreement or any other Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. The parties shall endeavor in good faith negotiations to replace the unenforceable or invalid provisions with valid provisions the economic effect of which comes as close as possible to that of the unenforceable or invalid provisions. The unenforceability or invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.2.4, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

9.2.5 Time of the Essence. Time shall be of the essence with respect to Borrower’s obligations under the Loan Documents.

9.2.6 Governing Law. This Agreement and each other Loan Document (except to the extent expressly set forth therein), and their respective validity, enforcement and interpretation, shall be governed by the Laws of the State of Florida (without regard to any conflict of Laws principles) and applicable United States federal Law.

9.3 Notices.

9.3.1 Modes of Delivery; Changes. Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing. Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Section 9.3.2, a confirmatory duplicate copy sent by one of the other methods of service), addressed to the party to whom directed or by (subject to Section 9.3.3) electronic mail addressed to Borrower, at the addresses set forth at the end of this Agreement or to Administrative Agent or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section 9.3 shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

9.3.2 Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and for other purposes described herein, and may not be used for any other purpose.

9.3.3 Electronic Delivery.

(a) Documents required to be delivered pursuant to Sections 4.9 and 4.20 and Exhibits B and J (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Borrower’s signature page to this Agreement; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (B) Borrower shall notify Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b) Borrower hereby acknowledges that (i) Administrative Agent and/or Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (A) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Arranger and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.6); (B) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (C) Administrative Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

9.3.4 Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices delivered in a manner specified herein purportedly given by or on behalf of Borrower even if (i) such notices were incomplete, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.

9.4 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises any right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

9.5 Successors and Assigns.

(a) Successors and Assigns Generally. Subject to Section 8.14, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.5(b), (ii) by way of participation in accordance with the provisions of Section 9.5(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.5(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent permitted in Section 9.5(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 9.5(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 9.5(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes the Pro Rata Share of the Loan outstanding) or, if the Commitment is not then in effect, the principal outstanding Pro Rata Share of the Loan that is subject to each such assignment, determined as of the date the “Effective Date” specified in the Assignment and Assumption, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.5(b)(i)(B) and, in addition:

(A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof, and provided, further, that Borrower’s consent shall not be required during the primary syndication of the Loan; and

(B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 plus the cost of any applicable endorsement to the Title Insurance or new Title Insurance; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Details Reply Form.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower, Guarantor or any other Person liable for any part of the Obligations or any Affiliate or Subsidiary of the foregoing, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of the Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 9.5(b), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 9.5(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower’s obligations surviving termination of this Agreement); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request by Administrative Agent, Borrower (at its expense) shall execute and deliver substitute Note(s) to Administrative Agent for the assignee, and, for partial assignments, the assignor in replacement of the assignor’s then-existing Note (each, a “Replacement Note”). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.5(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.5(d).

(c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall forward the Assignment and Assumption and the Replacement Note(s) to the Title Company for issuance of an applicable endorsement to the Title Insurance or new Title Insurance, and shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and the principal amount (and stated interest) of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, Borrower, Guarantor or any Affiliate or Subsidiary of Borrower or Guarantor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.7 without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 9.9 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.1, and 2.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.5(b) (it being understood that the documentation required under Section 2.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.5(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.6 and 9.12 as if it were an assignee under Section 9.5(b) and (B) shall not be entitled to receive any greater payment under Section 2.1 or 2.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s written request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

9.6 Confidentiality. Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, pledgee of or assignee of a security interest in, or any prospective assignee of or participant in, or pledgee of or assignee of a security interest in, any of its rights or obligations under this Agreement, or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Transaction or credit derivative transaction relating to obligations of Borrower or Guarantor; (g) with the consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower or Guarantor; or (i) to the National Association of Insurance Commissioners or any other similar organization. For the purposes of this Section, “Information” means all information received from Borrower or Guarantor relating to Borrower or Guarantor or their business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or Guarantor; provided that in the case of information received from Borrower or Guarantor after the Closing Date, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.6 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Administrative Agent and Lenders may disclose the existence of this Agreement and the other Loan Documents and information about this Agreement and the other Loan Documents to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents.

9.7 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Default, Administrative Agent and, with the prior written consent of Administrative Agent, each Lender, is authorized at any time and from time to time, without prior notice to Borrower or any other party to the Loan Documents, any such notice being waived by Borrower (on its own behalf and on behalf of each party to the Loan Documents to the fullest extent permitted by Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or Lenders hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not Administrative Agent or Lenders shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

9.8 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off), but subject to Section 9.7 with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

9.9 Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 8 or as to any other matter in the Loan Documents respecting payments by and between Administrative Agent and Lenders or the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other Person or the execution by Borrower or any other Person of any such amendment or intercreditor agreement. Except as set forth in the previous sentence, no amendment, waiver, or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrower to pay interest at the Default Rate and/or late charges for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Default Rate or late charges thereafter, or to amend the definition of “Default Rate” or “late charges”;

(d) change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;

(e) change the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f) amend this Section 9.9, or Section 9.8, without the written consent of each Lender;

(g) permit the sale, transfer, pledge, mortgage or assignment of any Collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or

(h) transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Collateral except as permitted in Section 8.10, without the prior written consent of each Lender, and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive the resignation or removal of Administrative Agent, any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations.

9.10 Several Obligations; No Liability; No Release. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (a) the obligations of Lenders hereunder to make Loan advances and to make payments pursuant to Sections 8.7 and 8.12 are several and not joint and (b) such obligations are and shall remain the several, and not joint, obligations of Lenders despite that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders. The failure of any Lender to make any Loan advance or to make any payment under Section 8.7 or 8.12 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan advance or to make its payment under Section 8.7 or 8.12. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrower or any other Person to take any action on behalf of another Lender hereunder or in connection with the financing contemplated herein. In furtherance of the foregoing, Lenders shall comply with their obligations under the Loan Documents, including the obligations to make payments pursuant to Sections 8.7 and 8.12 regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to Borrower or Guarantor. Such obligations of Lenders are in all regards independent of any claims between Administrative Agent and any Lender.

9.11 Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Administrative Agent, including (a) all reasonable fees and expenses of Administrative Agent’s counsel; (b) fees and charges of inspector and engineer engaged by Administrative Agent; (c) appraisal, re-appraisal and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors’ certificates and Uniform Commercial Code searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Administrative Agent, including reasonable attorneys’ fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate or administrative proceedings or proceedings under any Debtor Relief Law. Borrower shall pay all costs and expenses of complying with the Loan Documents. Borrower’s obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the repayment, satisfaction or discharge of all other Obligations, the termination of the Commitments, the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any proceeding under any Debtor Relief Law, and any other event whatsoever. Borrower acknowledges that Administrative Agent may receive a benefit, including a discount, credit or other accommodation, from Administrative Agent’s counsel based on the fees such counsel may receive on account of such counsel’s relationship with Administrative Agent, including fees paid in connection with this Agreement.

9.12 Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.5), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.1 and 2.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 9.5(b) and the other conditions set forth in Section 9.5(b) shall have been satisfied;

(b) such Lender shall have received payment of an amount equal to the Principal Debt owing to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such Principal Debt and accrued interest and fees) or Borrower (in case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.4 or payments required to be made pursuant to Section 2.1, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

9.13 Further Assurances. Borrower will, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent or any Lender to comply with the requirements of any Governmental Authority having jurisdiction over Administrative Agent or such Lender. In addition, at any time, and from time to time, upon request by Administrative Agent or any Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, be necessary or desirable in order to verify Borrower’s identity and background in a manner satisfactory to Administrative Agent or such Lender.

9.14 Inducement to Lenders. The representations, warranties, covenants, and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any foreclosure, any conveyance (or assignment) in lieu of foreclosure, or any proceedings under any Debtor Relief Law involving Borrower, Guarantor or the Property.

9.15 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 9.2 of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the Obligations. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the State specified in Section 9.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.

9.16 Interpretation. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references (a) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, and (b) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively. References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each Person comprising same, jointly and severally. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement (including the attached exhibits) and not to any particular Article, Section, paragraph or provision. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”.

9.17 No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower with reference to the Property or otherwise. In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower.

9.18 Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

9.19 Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section 9.19 shall control every other covenant and agreement in this Agreement, the Notes and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under any of the Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the Principal Debt and all other Indebtedness and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

9.20 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE MORTGAGE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS; (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE; (d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; (e) AGREES THAT BORROWER, ADMINISTRATIVE AGENT AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND (f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.21 Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing herein or in any other Loan Document shall (i) affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law or (ii) limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

9.22 No Delays; Defaults. No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Mortgage following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Obligations, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, Guarantor, any other Person liable for any part of the Obligations, the Property, or any other Collateral, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders. No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

9.23 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

9.24 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between and among Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between and among Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (X) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Y) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

9.25 Limitation on Liability. To the fullest extent permitted by applicable Law, Borrower shall not assert, and Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.26 Third Parties; Benefit. All conditions to the obligation of Lenders or Administrative Agent to make advances hereunder are imposed solely and exclusively for the benefit of Lenders, Administrative Agent and their assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders or Administrative Agent will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders or Administrative Agent at any time in the sole and absolute exercise of their discretion. Subject to Section 8.14, the provisions of this Agreement and, except to the extent expressly set forth therein, each other Loan Document, are for the sole benefit of Administrative Agent, Lenders and Borrower, and no other Person shall have any right or cause of action on account thereof or interest therein.

9.27 Other Transactions. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees, and acknowledges Guarantor’s and Borrower’s other Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between Borrower, Guarantor and their respective Affiliates, on the one hand, and Administrative Agent, the Arranger, and the Lenders, on the other hand, (ii) each of Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of Borrower and Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, Guarantor or any of their respective Affiliates, or any other Person and (ii) neither Administrative Agent, the Arranger, nor any Lender has any obligation to Borrower, Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Guarantor and their respective Affiliates, and neither Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to Borrower, Guarantor or any of their respective Affiliates.  To the fullest extent permitted by law, each of Borrower and Guarantor hereby waives and releases any claims that it may have against Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.28 Additional Representations.

(a) On each date on which a Swap Transaction is entered into, Borrower will be deemed to represent to Administrative Agent and Lenders that Borrower is a Qualified ECP Borrower (or if any Affiliate of Borrower entered into such Swap Transaction, that each such Affiliate is a Qualified ECP Borrower (assuming for this purpose only that such Affiliate was a “Borrower” hereunder)

(b) On each date on which a Swap Transaction is entered into, each guarantor, if any, of Borrower’s (or any such Affiliate’s) Swap Obligations that are included as part of the indebtedness and/or obligations the payment and/or performance of which are guaranteed by such guarantor is an “eligible contract participant,” as such term is defined in the Commodity Exchange Act.

IN WITNESS WHEREOF, THIS AMENDED AND RESTATED LOAN AGREEMENT IS EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

WITNESS/ATTEST:	BORROWER:
CM. Colucci

Name: Christina M. Colucci

Borrower’s Address for Notices:
c/o Highland Fairview Properties
14225 Corporate Way
Moreno Valley, CA 92553
Telephone: (951) 867-5301
Facsimile: (951) 242-9165
Electronic Mail: iddo@highlandfairview.com

With a copy to:
TG Services Inc.
4 Stage Coach Run
East Brunswick, NJ 08816
Attn: James Lieb, EVP
Telephone: (732) 390-9400
Facsimile: (732) 390-3319
Electronic Mail: jimlieb@trumpgroup.com
HF LOGISTICS-SKX T1, LLC, a
Delaware limited liability company
By: HF Logistics-SKX, LLC, a
Delaware limited liability company,
its sole member
By: HF Logistics I, LLC, a Delaware
limited liability company, its
managing member
By: /s/ Iddo Benzeevi
—
Name: Iddo Benzeevi
Title: President and Chief
Executive Officer

Borrower’s Federal Tax Identification Number:
27-1865350 Borrower’s Organizational Identification Number:
4786545

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA COUNTY OF RIVERSIDE	) ) )	ss

On August 5, 2015 before me, J. Moore, Notary Public, personally appeared Iddo Benzeevi, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ J Moore

NOTARY PUBLIC
[SEAL]

WITNESS/ATTEST: /s/ Carolyn Champion Name: Carolyn Champion	BANK OF AMERICA, N.A., a national banking association, individually as Administrative Agent, and a Lender By: /s/ Brenda Dawkins

Name: Brenda Dawkins

Title: VP

STATE OF NORTH CAROLINA ) )ss.: COUNTY OF MECKLENBURG ) On the 6th day of August in the year 2015, before me, the undersigned, a notary public in and for said state, personally appeared Brenda Dawkins, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument. /s/ Leslie BeCoats— Notary Public Commission expires: 9/21/2018 [Seal]

[Signature Page for Amended and Restated Loan Agreement]

RAYMOND JAMES BANK, N.A., a national banking association, as a Lender,
WITNESS/ATTEST:
/s/ Erica Medina	By:	/s/ Alexander L. Rody
Name: Alexander L. Rody
Name: Erica Medina	Title: Senior Vice President
STATE OF TENNESSEE COUNTY OF DAVIDSON On the 11th day of August in the year 2015, before me, the undersigned, a notary public in and for said state, personally appeared Alexander L. Rody, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument. /s/ Jennie E. Butler— Notary Public Commission expires: My commission expires March 08, 2016 [Seal]

[Signature Page for Amended and Restated Loan Agreement]

WITNESS/ATTEST: /s/ Trenton Riggs	CIT BANK, N.A., a national banking association, as a Lender By: /s/ John Farrace

Name: John Farrace

Name: Trenton Riggs	Title: Managing Director

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA COUNTY OF LOS ANGELES	) ) )	ss

On August 11, 2015 before me, Linda Dahlgren, Notary Public, personally appeared John Farrace, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Linda Dahlgren

NOTARY PUBLIC
[SEAL]

[Signature Page for Amended and Restated Loan Agreement]

EXHIBIT A

LEGAL DESCRIPTION OF LAND

PARCEL 1 OF PARCEL MAP NO. 35629, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER THE MAP THEREOF RECORDED ON AUGUST 26, 2010 IN BOOK 231, PAGES 77-82 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.

EXHIBIT B

DEFINITIONS AND FINANCIAL STATEMENTS

1. DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:

“Additional Financial Reporting” means (i) Financial Statements and/or Property Schedules requested more frequently than quarterly and/or (ii) such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request.

“Additional Interest” means all payments required to be made by Borrower under a Swap Contract.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Advances” has the meaning set forth in Section 8.12(a).

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders.

“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located.

“Administrative Details Reply Form” means an Administrative Details Reply Form in a form approved by Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all Lenders.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole arranger and sole bookrunner.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Authorized Signer” means any signer of this Agreement on behalf of Borrower, acting alone, or any other representative of Borrower duly designated and authorized by Borrower in a writing addressed to Administrative Agent to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the selection of interest rates.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the Base Rate Margin plus the higher of (a) the Federal Funds Rate plus 1/2 of 1%, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “Prime Rate.

“Base Rate Margin” means one percent (1%) per annum.

“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Materials” has the meaning set forth in Section 9.3.4(b).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.

“Business Plan” has the meaning set forth in Section 8.10(c).

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor thereto.

“Closing Date” means the date of this Agreement.

“Collateral” has the meaning set forth in Section 1.2 of the Mortgage.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Member” means the constituent members or other direct equity owners of a Person and for clarification, the Constituent Member of the Borrower is HF Logistics-SKX, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Debtor Relief Law(s)” means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors, including Title 11 of the United States Code, as in effect from time to time.

“Default” has the meaning set forth in Section 7.1.

“Default Rate” shall have the meaning set forth in Section 1.4.5.

“Defaulting Lender” means, subject to Section 8.13.2, any Lender that (a) has failed to (i) fund all or any portion of its advances within two (2) Business Days of the date such advances were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to advances (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.13.2) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower and each Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with Bank of America or any other federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding adversary funds on deposit therein under 12 C.F.R. §9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 9.5(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.5(b)(iii)).

“Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A 1+” by S&P, “P 1” by Moody’s and “F 1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and “Aa3” by Moody’s), or such other depository institution or trust company reasonably approved by Administrative Agent from time to time. Notwithstanding the foregoing, Bank of America shall be an Eligible Institution.

“Environmental Agreement” means the Environmental Indemnity Agreement, of even date, by and among Borrower, Guarantor and Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, extended or renewed from time to time.

“ERISA” has the meaning set forth in Section 4.19.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan advance or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan advance or Commitment (other than pursuant to an assignment request by Borrower under Section 2.6) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Fee” means a fee equal to one fifth of one percent (.20%) of the Principal Debt as of the Initial Maturity Date

“Extension Term” has the meaning set forth in Section 1.6(b).

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDPA” has the meaning set forth in Section 4.7(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement and additional schedules as reasonably determined by Administrative Agent: amounts and sources of contingent liabilities, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, construction in process and stabilized properties, any additional schedules as may be required by Administrative Agent, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of cash flow and additional schedules as reasonably determined by Administrative Agent: and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, any additional schedules as may be required by Administrative Agent, and unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means HF Logistics–SKX T2, LLC, a Delaware limited liability company.

“Hedge Bank” means any Person in its capacity as a Swap Counterparty.

“Impacted Advances” has the meaning set forth in Section 2.3.

“Improvements” means all on-site and off-site improvements to the Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on or in the Land and/or in such improvements.

“Indebtedness” means any and all obligations, indebtedness and liabilities of Borrower that constitute Obligations.

“Indemnified Liabilities” has the meaning set forth in Section 9.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Maturity Date” means August 12, 2020.

“Insurance Premiums” means those premiums due in connection with any insurance policies required to be maintained by Borrower pursuant to any Loan Document.

“Land” means the real property described in Exhibit A.

“Law” or “Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of any Governmental Authority, including with respect to Borrower and the Property, all of the foregoing regarding access and facilities for handicapped or disabled persons including and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), each as amended to date and further amended from time to time.

“Lease” means each existing or future lease, sublease (to the extent of Borrower’s rights thereunder) or other agreement under the terms of which any Person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty.

“Lender” or “Lenders” means, singly or collectively, each lender from time to time party to this Agreement.

“Lender Net Sale Proceeds” has the meaning set forth in Section 8.10(e).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

“LIBOR” means the London Interbank Offered Rate.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest equal to LIBOR, or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or such commercially available source providing such quotations as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) LIBOR Business Days prior to such day, for U.S. Dollar deposits with a term of one (1) month commencing that day; provided that (a) to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent, and (b) if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Margin” means two percent (2%) per annum.

“LIBOR Rate” means, for any day, a fluctuating rate per annum equal to the LIBOR Margin plus the LIBOR Daily Floating Rate.

“LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

“Loan” means the loan by Lenders to Borrower, in the amount of Seventy Million and No/100 Dollars ($70,000,000).

“Loan Documents” means this Agreement (including all exhibits), the Mortgage, any Note, the Environmental Agreement, any Swap Contract, any guaranty, financing statements, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower, Guarantor or any other Person to Administrative Agent or any Lender pursuant to this Agreement, as they may be amended, modified, restated, replaced or supplemented from time to time.

“London Banking Day” means a day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract” set forth in this Exhibit B.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the Property, or the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise, including credit rating) of Borrower, Guarantor or Borrower, Guarantor and their respective Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower or Guarantor (or any other Person liable for the Obligations) to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or Guarantor (or any other Person liable for the Obligations) of any Loan Document to which it is a party.

“Material Condemnation” means a Condemnation (a) of any portion of the Property unless the portion so taken constitutes less than ten percent (10%) of the Land, such land is located along the perimeter or periphery of the Land (or is not otherwise being utilized) and no material portion of the Improvements is located on such land, or (b) of such portion of the Property which when so taken would, in Administrative Agent’s reasonable determination, leave remaining a balance of the Property which, due to the amount and/or nature of the area so taken and/or the location of the area taken in relation to the area not so taken would not, under economic conditions, applicable zoning laws, building regulations and the requirements of this Agreement, the Leases and the Permitted Encumbrances permit the Restoration of the Property.

“Maturity Date” means the Initial Maturity Date, as it may be earlier accelerated or extended in accordance with the terms hereof.

“Mortgage” means collectively, that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of April 30, 2010 executed by Borrower as trustor in favor of PRLAP, Inc. as trustee for the benefit of the Bank of America, N.A., as Administrative Agent, for the benefit of itself as a lender and for the other lenders from time to time a party to the Prior Loan Agreement, and Raymond James Bank, FSB as a lender and recorded on May 4, 2010 as Document No. 2010-0204347 in the Official Records of Riverside County, California as modified by Modification of Deed of Trust and Other Loan Documents dated September 22, 2010 executed by and among Borrower, Bank of America, N.A., as Administrative Agent and a lender and Raymond James Bank, FSB, as a lender and recorded on September 22, 2010 as Document No. 2010-0453055 in the Official Records of Riverside County, California, as further modified by Second Modification to Deed of Trust dated November 16, 2012 executed by and among Borrower, Bank of America, N.A., as Administrative Agent and a lender, Raymond James Bank, N.A. (formerly known as Raymond James Bank, FSB) as a lender and OneWest Bank, FSB as a lender, recorded on November 19, 2012 as Document No. 2012-0557451 in the Official Records of Riverside County, California, as further amended by Third Modification to Deed of Trust of even date executed by and among Borrower, Bank of America, N.A. as Administrative Agent and a lender, Raymond James Bank, N.A. as a lender and CIT Bank, N.A., (formerly known as OneWest Bank, FSB) as a lender recorded or to be recorded in the Official Records of Riverside County, California, as the same may be from time to time renewed, extended, amended, supplemented, restated, or replaced from time to time.

“Net Proceeds” means the amount of all insurance proceeds paid pursuant to any Insurance Policy as the result of a Casualty, after deduction of the costs and expenses (including fees of any insurance consultant or adjuster and reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same.

“Net Restoration Award” means the amount of all awards and payments received on account of a Taking, after deduction of the costs and expenses (including reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.9 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means, collectively, the promissory note(s), dated as of the Closing Date, executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan substantially in the form of Exhibit G, together with all replacements and substitutes thereof, in each case, as amended, modified, replaced, restated, extended or renewed from time to time.

“Obligations” means all liabilities, obligations, covenants and duties (including paying all Additional Interest) of, Borrower arising under or otherwise with respect to any Loan Document or any Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any other party to a Loan Document or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OREO Property Manager” has the meaning specified in Section 8.10(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6).

“Participant” has the meaning specified in Section 9.5(d).

“Patriot Act” has the meaning specified in Section 9.23.

“Payment Amount” means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, or any other amount that a Lender is required to fund under this Agreement.

“Payments” has the meaning set forth in Section 8.11.

“Permitted Debt” means (a) sums owed by Borrower from time to time under any Swap Contract (b) unsecured trade payables incurred by Borrower in the ordinary course of operating the Property which (i) do not exceed, at any time, $1,000,000, and (ii) are paid within thirty (30) days of the date incurred (unless contested by Borrower in good faith); and (c) indebtedness that is owed to the vendor of the solar panels which have already been installed at the Property provided that such indebtedness does not exceed the current outstanding balance of such indebtedness existing as of the date hereof.

“Permitted Encumbrances” means (a) the encumbrances set forth in Exhibit L; (b) the liens and security interests evidenced by the Mortgage; and (c) other liens and security interests in favor of Administrative Agent and/or the Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning set forth in Section 9.3.4(b).

“Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default.

“Prior Loan Agreement” has the meaning set forth in Section 1.1.

“Prime Rate” means a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Debt” means the aggregate unpaid principal balance of this Loan at the time in question.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.

“Prohibited Person” means any Person:

(a) listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate of a Person listed in clauses (a) through (e) above.

“Property” means the Land, the Improvements and all other property constituting the “Property,” as described and defined in the Mortgage, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document.

“Property Schedules” means any one or combination of the following, as reasonably determined by Administrative Agent: property operating statements, rent rolls, leasing status reports (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), sales reports, inventory reports, capital and operating budgets.

“Public Lender” has the meaning set forth in Section 9.3.4(b).

“Purchase Offer” has the meaning set forth in Section 8.10(e).

“Qualified ECP Borrower” means, at any time, each Borrower with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property Taxes” mean taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including all taxes assessed against the Property or any part thereof.

“Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower or Guarantor under the Loan Documents.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Release Condition” and “Release Conditions” have the meanings set forth in Section 4.8(d).

“Rents” has the meaning set forth in the Mortgage.

“Replacement Note” has the meaning specified in Section 9.5(b).

“Required Lenders” means as of any date of determination at least two (2) Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness; provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders. At any time that there is only one (1) Lender, then “Required Lenders” shall mean such Lender. At any time that there are only two (2) Lenders, then, subject to the following sentence, “Required Lenders” shall mean each such Lender. At any time that all but one (1) of the Lender are Defaulting Lenders, then “Required Lenders” shall mean the non-Defaulting Lender.

“Restoration” means in case of a Casualty or a Condemnation, the restoration, replacement or rebuilding of the portion of the Property affected by the Casualty or Condemnation substantially in accordance with plans and specifications approved by Administrative Agent such that when such restoration, replacement or rebuilding is completed, the Property shall have been restored, in the case of any Casualty, substantially to the same character and condition as prior to such Casualty, and in the case of any Condemnation, to an integral unit as substantially similar as possible, taking into account the extent of the Condemnation, to the character and condition of the Property prior to such Condemnation and otherwise in accordance with this Agreement, all Laws, the Leases and the Permitted Encumbrances. In any case, Restoration shall (i) provide substantially the same (but in no case less than what is required by Law, the Leases and the Permitted Encumbrances) amount and type of, and rights with respect to, utilities and parking spaces applicable to the Property as existed prior to such Casualty or Condemnation, and (ii) provide sufficient (in Administrative Agent’s reasonable determination) access across and over the Property to the public roads and highways.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit H, as it may be modified from time to time in accordance with this Agreement.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit S.

“Skechers” means Skechers U.S.A., Inc., a Delaware corporation.

“Skechers Entity” means any Person that is (a) directly or indirectly Controlled by Skechers; and (b) directly or indirectly owned by Skechers provided that Skechers’ direct or indirect ownership interest is equal to or exceeds fifty one percent (51%) of the total ownership interest of such Person.

“Skechers Lease” means that certain Lease Agreement made September 25, 2007 by and between Skechers and HF Logistics I, LLC, a Delaware limited liability company (the “Original Landlord”) as amended by that certain Amendment to Lease Agreement made and entered into December 18, 2009 by and between Skechers and Original Landlord, as assigned to Borrower by Original Landlord pursuant to that certain Assignment of Lease (Skechers Lease) made and entered into April 12, 2010, as further modified by that certain Second Amendment to Lease Agreement made and entered into April 12, 2010 by and between Skechers and Borrower as further modified by Third Amendment to Lease Agreement made and entered into August 18, 2010 by and between Skechers and Borrower, as it may be amended hereafter (in strict conformity with the terms and conditions of this Agreement).

“Survey” means a survey prepared in accordance with Exhibit D or as otherwise approved by Administrative Agent in its sole discretion.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and CFTC Regulation 1.3(xxx), any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into on or prior to the Closing Date or any time after the Closing Date, between Swap Counterparty, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

“Swap Counterparty” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under this Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Swap Counterparty only through the stated termination date (without extension or renewal) of such Swap Contract and provided, further, that for any of the foregoing to be included as a “Swap Contract” on any date of determination by Administrative Agent, the applicable Hedge Bank (other than Administrative Agent or an Affiliate of Administrative Agent) must have delivered a Secured Party Designation Notice to Administrative Agent prior to such date of determination.

“Swap Obligation” means any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction entered into in connection with a Swap Transaction.

“Swap Transaction” means any transaction that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the Closing Date or anytime after the Closing Date between Swap Counterparty and Borrower (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by the Mortgage

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Company” means First American Title Insurance Company.

“Title Insurance” means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Loan, insuring the validity and priority of the Mortgage encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders.

“Title Insurance Report” means an update of the Title Insurance in a form and substance satisfactory to Administrative Agent.

“Transfer” has the meaning set forth in Section 5.5(a).

“Trump Entity” means any Person that is (a) directly or indirectly Controlled by one or both of Jules Trump and Eddie Trump, or in the event that each of foregoing individuals is either deceased or declared incompetent, directly Controlled by one or more of any of the following three individuals: James Lieb, Johnathan Robertson or Mark Hirsch; and (b) directly or indirectly owned by one or both of Jules Trump and Eddie Trump or their heirs provided that such direct or indirect ownership interest is equal to or exceeds fifty one percent (51%) of the total ownership interests of such Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.1(e)(ii)(B)(III).

2. FINANCIAL STATEMENTS:

Borrower shall provide or cause to be provided to Administrative Agent:

1. All of the following:

(a) Financial Statements of Borrower for each fiscal year, as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year. Financial Statements of Borrower shall be certified by the manager (or managing member as applicable) of the Borrower.

(b) Property Schedules within the same scheduled time frames as permitted for fiscal year Financial Statement reporting.

(c) Financial Statements of Guarantor for each fiscal year, as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year. Financial Statements of Guarantor shall be certified by the manager (or managing member as applicable) of the Guarantor.

(d) Concurrently with the delivery of the financial statements referred to in clause (a) above, evidence of compliance with the financial covenants set forth in Exhibit J of this Agreement in form and content reasonably satisfactory to Administrative Agent.

(e) Copies of filed federal and state income tax returns and any extensions thereof, of Borrower and Guarantor for each taxable year (with all K-1s and other forms and supporting schedules attached if an individual), within thirty (30) days after filing the same, but in any event not later than one hundred twenty (120) days after the close of each taxable year. Notwithstanding the foregoing, in the event Borrower timely files for an extension for the filing of a federal or state tax return and provides Administrative Agent with a copy of the extension filing within thirty (30) days of filing same, a copy of the return shall be provided to Administrative Agent within thirty (30) days after the filing of such return but in any event not later than the expiration of the applicable extension period.

2. Additional Financial Reporting: Additional Financial Reporting, as reasonably required by Administrative Agent or as required by any Governmental Authority, shall be provided at certain times, including but not limited to: during initial lease-up and stabilization, at times of current or potential tenant roll-over or as a result of local, regional or macro-economic market disturbance, or other situations whether within or outside of Borrower’s or Administrative Agent’s control. If Additional Financial Reporting is required hereunder, Borrower shall submit such reporting to Administrative Agent within thirty (30) days of each period end for which the statement is requested.

EXHIBIT C

CONDITIONS PRECEDENT TO THE ADVANCE OF THE LOAN

As conditions precedent to the advance of the Loan, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:

1) Fees and Expenses. Any and all required commitment and other fees, and evidence satisfactory to Administrative Agent that Borrower has paid all other fees, costs and expenses (including the fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to this Agreement and all other Loan Documents or otherwise, including all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.

3. Financial Statements. The Financial Statements of Borrower and Guarantor or any other Person required by any loan application or commitment or otherwise required by Administrative Agent.

4. Appraisal. A market value appraisal of the Property made within one hundred eighty (180) days prior to the Closing Date, which appraises the Property on an “as-is value” basis at an amount satisfactory to Administrative Agent. The appraiser, appraisal and Appraised Value of the Property must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent.

5. Authorization. Evidence Administrative Agent requires of the existence, good standing, authority and capacity of Borrower, Guarantor, and their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

(a) For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence Administrative Agent requires of registration or qualification to do business in the state where Borrower’s principal place of business is located and the state where the Property is located; and (iii) a partnership affidavit certifying who are authorized to execute or attest any of the Loan Documents, and a true and complete copy of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.

(b) For each corporation: (i) a true and complete copy of its by-laws and all amendments thereto; (ii) a copy of its articles of incorporation and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of incorporation that the copy is true and complete; (iii) a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents and (iv) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its incorporation and, if different, the state in which the Property is located.

(c) For each limited liability company or limited liability partnership: (i) a true and complete copy of its operating agreement and all amendments thereto; (ii) a copy of its articles of organization and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete; (iii) a certificate of incumbency of all of its members and officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents and (iv) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

(d) For each entity or organization that is not a corporation, partnership, limited partnership, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

(e) All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.

6. Loan Documents. From Borrower, Guarantor and each other Person a party thereto, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) all Loan Documents then required by Administrative Agent, dated as of the Closing Date, each in form and content satisfactory to Administrative Agent.

7. Swap Contract. If required pursuant to Paragraph 1 of Exhibit I, a Swap Contract and all other items set forth in said Paragraph 1.

8. Opinions. Written opinions of counsel satisfactory to Administrative Agent for Borrower, Guarantor, and any other Persons required by Administrative Agent addressed to Administrative Agent for the benefit of Lenders, dated the Closing Date.

9. Survey; Flood Hazard Area. (a) Two (2) prints of an original survey (with a copy for each Lender) of the Land and improvements thereon dated not more than sixty (60) days prior to the Closing Date (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the Closing Date) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, complying with Exhibit D; and (b) evidence satisfactory to Administrative Agent that none of the Land is located in a flood hazard area or a flood insurance policy (with a copy for each Lender) insuring any structure or portion thereof and any Borrower owned contents against casualty by flood in form and amount acceptable to Administrative Agent but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect. The flood insurance policy on contents shall be required upon completion of the structure or any unit or component thereof, or as soon thereafter as a flood insurance policy on such contents may be obtained.

10. Title Insurance. An ALTA extended coverage lender’s title insurance policy, issued by the Title Company (which shall be approved by Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the Mortgage, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent: (a) insuring that the Mortgage constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent, and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor permitted; (b) containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years; (c) providing full coverage against mechanics’, materialmen’s and other similar liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; (d) insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; (e) insuring all appurtenant easements; insuring that indefeasible or marketable (as coverage is available) fee simple title to the Land and fee simple title to the Improvements is vested in Borrower; (f) containing such affirmative coverage and endorsements (including the standard California endorsements) as Administrative Agent may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; (g) insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; (h) insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; and (i) containing provisions acceptable to Administrative Agent regarding advances and/or readvances of Loan funds after closing. Borrower and Borrower’s counsel shall not have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance.

11. Insurance Policies. The insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for the current term of the policies (which shall run for not less than one (1) year) and that the policies are in full force and effect.

12. Leases. (a) True and correct copies of all leases and subleases, and guaranties thereof; (b) estoppel certificates and subordination and attornment agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion), dated within thirty (30) days prior to this Agreement in form and content satisfactory to Administrative Agent, from the tenants and subtenants as Administrative Agent requires; (c) evidence satisfactory to Administrative Agent of Borrower’s compliance with the leases; and (d) evidence satisfactory to Administrative Agent of the tenants’ approval of all matters requiring their approval.

13. Environmental Compliance/Report. Evidence satisfactory to Administrative Agent that no portion of the Land is “wetlands” under any applicable Law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Governmental Authority, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law or governmental requirement pertaining to health or the environment including a written report of an environmental assessment of the Property, made within twelve (12) months prior to the Closing Date, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.

14. Access, Utilities, and Laws. (a) Evidence satisfactory to Administrative Agent that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Governmental Authority, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Property; (b) letters from the applicable utility companies or Governmental Authorities confirming that all utilities necessary for the Improvements are available at the Land in sufficient capacity, together with evidence satisfactory to Administrative Agent of paid impact fees, utility reservation deposits, and connection fees required to assure the availability of such services; (c) evidence satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants, Laws and governmental requirements affecting the Property permit the use for which the Property is intended and have been or will be complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (d) evidence satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; and (e)  evidence satisfactory to Administrative Agent of compliance by Borrower and the Property, and the construction, use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may request.

15. Tax and Standby Fee Certificates. Taxes and Impact Fees. Evidence satisfactory to Administrative Agent (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, impact fees, standby fees, water and sewer connection charges and any other similar charges have been paid, including copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments thereof, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

16. Agreements. True and correct copies of all material agreements to which Borrower is a party or by which the Property is bound, including the Permitted Encumbrances.

17. Other Documents. Such other instruments, documents, certificates and other information as Administrative Agent may reasonably request from Borrower, Guarantor, and any other Person, in form and content satisfactory to Administrative Agent.

18. Borrower Identification Due Diligence. All due diligence materials deemed necessary by Administrative Agent and each Lender with respect to verifying Borrower’s identity and background information in a manner satisfactory to Administrative Agent and each Lender.

EXHIBIT D

SURVEY REQUIREMENTS

1. Requirements. The survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor. The description shall be a single metes and bounds perimeter description of the entire land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the land. The total acreage and square footage of the land and each constituent tract or parcel of the land shall be certified. If the land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown. The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.

2. Certification. The certification for the property description and the map or plat shall be addressed to Administrative Agent for the Lenders, Borrower and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

To Bank of America, N.A., as Administrative Agent for certain Lenders,       , as Borrower, and       , as Title Company:

This is to certify that this map or plat and the survey on which it is based were made in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and NSPS, and includes Items 1, 2, 3, 4 (in square feet or acres), 6(b), 8, 11(b), [13], 14, 16, 17, 18, 19, 20(a), and if buildings are located on the land, optional items 7(a), 7(b)(1), 7(c), and 9, [ and 10(a)] of Table A thereof. The field work was completed on       .

Date of Plat or Map:

(Surveyor’s signature, printed name and seal with Registration/License Number)

EXHIBIT E

LEASING AND TENANT MATTERS

Borrower and Lenders agree as follows:

1. Approved Leases. Borrower shall not enter into any Lease in the Improvements unless approved by Administrative Agent prior to execution. Borrower shall provide to Administrative Agent a correct and complete copy of each Lease, including any exhibits, and each guaranty thereof (if any), prior to execution. Borrower shall, throughout the term of this Agreement, pay all reasonable costs incurred by Administrative Agent in connection with Administrative Agent’s review and approval of Leases and each guaranty thereof (if any), and also in connection with Administrative Agent’s negotiation of subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys’ fees and costs.

2. Effect of Lease Approval. No approval of any Lease by Administrative Agent shall be for any purpose other than to protect Lenders’ security and to preserve Lenders’ rights under the Loan Documents. No approval by Administrative Agent shall result in a waiver of any Default. In no event shall any approval by Administrative Agent of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor.

3. Covenants Regarding Leases. (a) Borrower agrees that (i) Borrower will observe and perform in all material respects all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (ii) Borrower will use its commercially reasonable efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every material obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (iii) no Rents will be waived, released, discounted, set off or compromised; (iv) except as stated in the Leases, Borrower has not received any funds or deposits from any tenant which for credit has not already been made on account of accrued Rents; (v) Borrower will not without the prior written consent of Administrative Agent waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (vi) Borrower will not, without the prior written consent of Administrative Agent, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more unless promptly after the cancellation or surrender a new Lease of such premises is made with a new tenant having a credit standing, in Administrative Agent’s judgment, at least equivalent to that of the tenant whose Lease was cancelled, on substantially the same terms as the terminated or cancelled Lease; (vii) Borrower will not execute any Lease except in accordance with the Loan Documents and for actual occupancy by the tenant thereunder; and (viii) Borrower shall give prompt notice to Administrative Agent, as soon as Borrower first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of default under residential Leases, and Borrower shall defend, at Borrower’s expense, any proceeding pertaining to any Lease, including, if Administrative Agent so requests, any such proceeding to which Administrative Agent is a party. Borrower further covenants that Borrower will not, and will not permit or knowingly suffer a tenant under any Lease of space in the Improvements to, violate any Laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of a Default under Section 7.1(n), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act.

(b) Borrower agrees that (i) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent and express written agreement of Administrative Agent; and (ii) Administrative Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of the Mortgage to any Lease, without joinder or consent of, or notice to, Borrower, any tenant or any other Person. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lien mortgagee; and nothing herein shall be construed as subordinating the Mortgage to any Lease.

4. Estoppel Certificates. All Leases shall require the tenant to execute and deliver to Administrative Agent an estoppel certificate in form and substance acceptable to Administrative Agent within fifteen (15) days after notice from the Administrative Agent (or with respect solely to the Skechers Lease, such other time period for the delivery of estoppel certificates as may be set forth therein).

5. Delivery of Leasing Information and Documents. From time to time upon Administrative Agent’s request, Borrower shall deliver to Administrative Agent within fifteen (15) days of such request, (a) complete executed copies of each Lease, including any exhibits thereto and each guaranty thereof (if any), (b) a complete rent roll of the Property in such detail as Administrative Agent may require, together with such operating statements and leasing schedules and reports as Administrative Agent may require, (c) any and all financial statements of the tenants, subtenants and lease guarantors (if any) to the extent available to Borrower, (d) such other information regarding tenants and prospective tenants and other leasing information as Administrative Agent may reasonably request, and (e) such estoppel certificates and subordination agreements and/or subordination, nondisturbance and attornment agreements executed by such tenants, subtenants and guarantors, if any in such forms as Administrative Agent may reasonably require (it being acknowledged and agreed that Administrative Agent and the Lenders have already received and approved the documentation described in subsections (a), (c), and (e) above with respect to the Skechers Lease).

6. Compliance and Default. Borrower shall promptly notify Administrative Agent in writing of any failure by any Person to perform any material obligation under any Lease, any event or condition which would permit a tenant to terminate or cancel a Lease, or any notice given by a tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto.

7. Skechers Lease. Administrative Agent and Borrower hereby acknowledge that the Skechers Lease is acceptable to Administrative Agent and Lenders and Borrower shall comply with the requirements of this Exhibit “E” with respect to the Skechers Lease. Notwithstanding anything to the contrary contained herein, Borrower shall not modify any terms or provisions of the Skechers Lease without the prior written consent of Required Lenders which consent shall be in the sole and absolute discretion of the Required Lenders.

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between        (the “Assignor”) and      (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Guaranties), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1. Assignor:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee:        [, an Affiliate/Approved Fund of       ]

3. Borrower(s):

4. Administrative Agent:       , as the administrative agent under the Loan Agreement

5. Loan Agreement: The Loan Agreement, dated as of       , by and among Borrower(s), the Lenders parties thereto, [and] Administrative Agent[, and the other agents parties thereto]

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

$	$	%

Effective Date:       , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

By:

Name:
Title:

ASSIGNEE:

By:

Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:]

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.16 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3 Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the Law of the State of Florida.

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION
ADMINISTRATIVE DETAILS
(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

(a) LIBOR Lending Office:

Assignee name:
Address:

Attention:
Telephone: ( )
Facsimile: ( )
Electronic Mail:

(b) Domestic Lending Office:

Assignee name:
Address:

Attention:
Telephone: ( )
Facsimile: ( )
Electronic Mail:

(c) Notice Address:

Assignee name:
Address:

Attention:
Telephone: ( )
Facsimile: ( )
Electronic Mail:

(d) Payment Instructions:

Account No.
Attention:
Reference:

EXHIBIT G

PROMISSORY NOTE

$

FOR VALUE RECEIVED,        ([individually and collectively,] “Borrower”) hereby promises to pay to the order of        as a “Lender” under that certain Loan Agreement (as the same may be amended or modified from time to time, the “Loan Agreement”), dated as of [      , 20      ] [the date hereof] among Borrower, certain lenders, and Bank of America, N.A., a national banking association, as Administrative Agent (together with any and all of its successors and assigns in such capacity, “Administrative Agent”), without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of        DOLLARS ($     ) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1. Note; Interest; Payment Schedule. This Note (as may be amended, modified, supplemented, restated and replaced from time to time, the “Note”) is [one of] the Note[s] referred to in the Loan Agreement and is entitled to the benefits thereof [and subject to prepayment in whole or in part as provided therein]. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.

2. Security; Loan Documents. The security for this Note includes a             (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Mortgage”) dated [as of       , 20      ] [of even date herewith] from Borrower to      , covering certain property in [CITY], [COUNTY], State of      described therein (the “Property”). This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced, in whole or in part, by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

3. Defaults.

(a) Upon the occurrence and during the continuance of a Default, Administrative Agent on behalf of the Lender and the other Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b) All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent on behalf of the Lender and the other Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent, Lender and the other Lenders to exercise, and no delay in exercising any Right, including, but not limited to, the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent, Lender and the other Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect, or (iii) in any way excuse the existence of a Default.

(c) If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to such holder, in addition to principal, interest and any other sums owing to such holder hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other Person primarily or secondarily liable hereunder.

4. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of Borrower and Lender and their respective successors and assigns permitted by the Loan Agreement. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Agreement. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign all or a portion of its interest in this Note, the Mortgage and the other Loan Documents, as set forth in the Loan Agreement.

5. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one Person executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent, Lender nor any other Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) waive the benefit of all homestead and similar exemptions as to this Note; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien given to secure this Note is invalid or unperfected; and (g) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY FLORIDA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

6. Notices. Any notice, request, or demand to or upon Borrower or the holder hereof shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

7. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan (the “Maximum Rate”) for so long as the Loan is outstanding. The Lender may, in determining the Maximum Rate, take advantage of: (i) the rate of interest permitted by Florida Statutes, Chapter 658, by reason of both Section 687.12 Florida Statutes (“Interest rates; parity among licensed lenders or creditors”) and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule, or regulation in effect from time to time, available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that allowed by Florida Statutes, Chapter 687

8. WAIVER OF JURY TRIAL. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE AND HERREBY: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS; (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE; (d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; (e) AGREES THAT BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND (f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER

FORM By:
Name:
Title:

EXHIBIT H

SCHEDULE OF LENDERS

BANK OF AMERICA, N.A., as Administrative Agent:

Notices:

101 E. Kennedy Boulevard, 6th Floor
Tampa, Florida 33602 Mail Code: FL-1-400-06-10 Attn:	Janet Forshey Telephone: (813) 225-8488 Facsimile:

Electronic Mail: janet.n.forshey@baml.com

Payment Instructions:

Account No.: 1367051723000
Attention: Janet Forshey
Reference: HF Logistics-SKX T1, LLC

BANK OF AMERICA, N.A., as Lender:

Domestic and LIBOR Lending Office:		Commitment Amount: $35,000,000.00
Pro Rata Share: 50%

101 E. Kennedy Boulevard, 6th Floor
Tampa, Florida 33602 Mail Code: FL-1-400-06-10 Attn:	Janet Forshey Telephone: (813) 225-8488 Facsimile:

Electronic Mail: janet.n.forshey@baml.com

Notices:

101 E. Kennedy Boulevard, 6th Floor
Tampa, Florida 33602 Mail Code: FL-1-400-06-10 Attn:	Janet Forshey Telephone: (813) 225-8488 Facsimile:

Electronic Mail: janet.n.forshey@baml.com

Payment Instructions:

Account No.: 1367051723000
Attention: Janet Forshey
Reference: HF Logistics-SKX T1, LLC

CIT BANK, N.A., as a Lender:

Domestic and LIBOR Lending Office:		Commitment Amount: $17,500,000.00
CIT Bank, N.A.		Pro Rata Share: 25%

888 East Walnut Street
Pasadena, California 91101
Attn:	Olga Fomina Telephone: (310) 449-2414 Facsimile: (866) 518-6540 Electronic Mail: olga.fomina@owb.com

Notices:

CIT Bank, N.A.
888 East Walnut Street
Pasadena, California 91101
Attn:	Sandra Tahan Telephone: (626) 535-8013 Facsimile: (866) 518-6540 Electronic Mail: sandra.tahan@owb.com

Payment Instructions:

Account No.: 8519808800000
Attention: Olga Fomina
Reference: HF Logistics-SKX T1, LLC

RAYMOND JAMES BANK, N.A., as a Lender:

Domestic and LIBOR Lending Office:Commitment Amount: $17,500,000.00
Raymond James Bank, N.A. Pro Rata Share: 25%

710 Carillon Parkway St. Petersburg, Florida 33716 Attn:	Gregory Hargrove Telephone: (727) 567-4173 Facsimile: (866) 597-8830 Electronic Mail: greg.hargrove@raymondjames.com

Notices:

Raymond James Bank, N.A.
710 Carillon Parkway
St. Petersburg, Florida 33716
Attn:	Tonia Armes Telephone: (727) 567-1922 Facsimile: (866) 597-4002 Electronic Mail: tonia.armes@raymondjames.com

Payment Instructions:

Account No.: 3574100
Attention: Tonia Armes
Reference: RJBank — HF Logistics-SKX T1, LLC

EXHIBIT I

SWAP CONTRACTS

1. Swap Documentation. Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Administrative Agent and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its Affiliate) and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) an acknowledgment from Swap Counterparty agreeing, among other things, to pay to Administrative Agent all payments due from Swap Counterparty pursuant to the Swap Contract; (d) if Borrower (or its Affiliate) is anything other than a natural Person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and (e) such other title endorsements, documents, instruments, opinions and agreements as Administrative Agent and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1, including a swap endorsement to the Title Insurance in form and substance satisfactory to Administrative Agent to the extent available.

2. Conveyance and Security Interest. To secure the Obligations, Borrower hereby transfers, assigns and transfers to Administrative Agent, and grants to Administrative Agent a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Administrative Agent and shall be applied to such Obligations as Administrative Agent determines in its sole discretion (except upon the occurrence and during the continuance of a Default, in which event Administrative Agent shall not be obligated to apply same to the Obligations).

3. Cross-Default. It shall be a Default under this Agreement if any default occurs as defined under any Swap Contract as to which Borrower (or its Affiliate) is the Defaulting Party and is not cured prior to the expiration of any applicable cure or notice period, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its Affiliate) is an Affected Party. As used in this Section, the terms “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Swap Contract.

4. Remedies; Cure Rights. In addition to any and all other remedies to which Administrative Agent, Lenders and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its Affiliate) such action as Administrative Agent may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its Affiliate) or Swap Counterparty thereunder; provided, however, that Administrative Agent shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Administrative Agent its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Administrative Agent, any and all rights and remedies of Borrower (or its Affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Administrative Agent may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Administrative Agent shall deem advisable. Administrative Agent shall not incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Administrative Agent is not hereby assuming any duties or obligations of Borrower (or its Affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its Affiliate) notwithstanding any language in this Agreement.

5. Miscellaneous Covenants.

(a) Borrower shall, upon entering into any Swap Contract, pay all sums required to be paid by Borrower thereunder. Borrower shall keep the Swap Contract in full force and effect, and shall not amend or permit the amendment of same without the prior consent of Administrative Agent.

(b) In the event that Borrower breaches any of its obligations pursuant to Section 1 or Section 5(a) of this Exhibit I, in addition to all other rights and remedies of Administrative Agent and Lenders, Administrative Agent may, but shall have no obligation to, at Borrower’s sole cost and expense and on Borrower’s behalf, enter into a Swap Contract required hereunder. Borrower hereby constitutes Administrative Agent its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to enter into such Swap Contract if Borrower fails to do so within two (2) days after written demand from Administrative Agent or at any time after the occurrence of and during the continuance of a Default or to amend and terminate such Swap Contract, pay all sums due thereunder, and generally to take any and all such action in relation thereto as Administrative Agent shall deem advisable. Administrative Agent shall not incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Administrative Agent is not hereby assuming any duties or obligations of Borrower under any Swap Contract or under any other Loan Document. All payment duties to the Swap Counterparty, and other obligations under such Swap Contract entered into by Administrative Agent on behalf of Borrower, shall be the responsibility of Borrower notwithstanding any language in this Agreement.

(c) No Swap Contract shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest or other sums due under the Loan Documents, as and when the same become due and payable.

EXHIBIT J

FINANCIAL COVENANTS

(a) Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio as of any Determination Date of at least 1.15 to 1.00. This ratio will be tested annually. The Debt Service Coverage Ratio may be satisfied by a voluntary paydown of the Loan by Borrower, subject to the satisfaction of any conditions to prepayment, including the payment of any prepayment fee or premium, together with a mutually agreed-upon reduction in the committed amount of the Loan.

(b) Minimum Tangible Net Worth Covenant of Guarantor. Guarantor shall maintain on a consolidated basis a Minimum Tangible Net Worth equal to at least Six Million Dollars ($6,000,000). The foregoing may be satisfied by the contribution of additional cash equity (or other assets acceptable to Administrative Agent in its sole discretion) to Guarantor by its Constituent Member. This covenant will be tested annually.

(c) Definitions.

“Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income to Debt Service.

“Actual Operating Revenue” means, with respect to any period of time, all income, computed on an annualized basis in accordance with generally accepted accounting principles, collected from the ownership and operation of the Property from whatever source (other than any source affiliated with Borrower or any Guarantor but including revenue derived from the Skechers Lease), including rents, utility charges, escalations, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, condemnation awards, insurance proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments. Actual Operating Revenue shall be net of rent concessions and credits. Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion.

“Assumed Interest Rate” means six percent (6%) per annum.

“Calculation Period” means the most recently ended twelve (12) month period ending on the last day of the applicable reporting period for which Lender requires Financial Statements.

“Debt Service” means the higher of the following:

(a) the actual principal (if any) and interest payable under the Loan (after giving effect to any Swap Contract) during the applicable Calculation Period; or

(b) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the outstanding principal balance of the Loan at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a twenty five (25) year amortization period.

“Determination Date” means the last day of each calendar year during the term of the Loan.

“Minimum Tangible Net Worth” means as of any Determination Date the value of total assets as evidenced by Guarantor’s then current Financial Statement (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. For the purposes of computing Minimum Tangible Net Worth of the Guarantor, the real property owned by the Guarantor shall be valued at cost.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Actual Operating Revenue.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, normalized capital expenditures, and normalized tenant improvement costs and/or leasing commissions and capital reserve payments or deposits, but specifically excluding depreciation and amortization, income taxes, debt service on the Loan, and any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to other adjustments in Lender’s reasonable discretion. Any expense which in accordance with accrual basis income tax accounting is depreciated or amortized over a period which exceeds one (1) year shall be treated as an expense, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.

“Subordinated Liabilities” means liabilities subordinated to Borrower’s obligations to Lender in a manner acceptable to Lender in its sole discretion.

EXHIBIT K-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of [      ], 20[      ], by and among [      ], as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By: Date:	Name: Title: , 20[ ]

EXHIBIT K-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of [      ], 20[      ], by and among [      ], as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By: Date:	Name: Title: , 20[ ]

EXHIBIT K-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of [      ], 20[      ], by and among [      ], as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]
By: Date:	Name: Title: , 20[ ]

EXHIBIT K-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of [      ], 20[      ], by and among [      ], as borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).

Pursuant to the provisions of Section 2.1(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest in the Loan (as well as any Note evidencing such interest in the Loan), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS FormW-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]
By: Date:	Name: Title: , 20[ ]

EXHIBIT L
PERMITTED ENCUMBRANCE

EXHIBIT M

INTENTIONALLY OMITTED

EXHIBIT N

STRUCTURE CHART

EXHIBIT O

RENT ROLL

The Property is occupied entirely by Skechers pursuant to and subject to the terms and conditions of the Skechers Lease, which lease is in good standing as of the date hereof.

EXHIBIT P

INTENTIONALLY OMITTED

EXHIBIT Q

INTENTIONALLY OMITTED

EXHIBIT R

EXTENSION CONDITIONS

Borrower’s option to extend the Maturity Date for the Extension Term shall be subject to the following conditions being satisfied by Borrower at its sole expense to the satisfaction of Administrative Agent and the Required Lenders:

(a) Borrower shall have delivered to Administrative Agent a written notice of Borrower’s election to extend the Maturity Date no later than forty-five (45) days, but no earlier than one hundred twenty (120) days, prior to the Initial Maturity Date;

(b) No Default or Potential Default shall have occurred and then be continuing as of (i) the date of Borrower’s notice of election to extend the Maturity Date or (ii) the Initial Maturity Date;

(c) All representations and warranties made by Borrower and Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) shall be true and correct in all material respects on and as of the Initial Maturity Date to the extent such representations and warranties are applicable on such date, with the same force and effect as if made on and as of such date;

(d) No event shall have occurred or other state of facts shall exist on and as of the Initial Maturity Date which has or could reasonably have a Material Adverse Effect;

(e) If the then-existing Swap Contract is scheduled to expire upon the commencement of or during the Extension Term, Borrower shall, in connection with the extension of the Maturity Date, on or before the Initial Maturity Date, enter into a new Swap Contract and satisfy all of the terms and conditions of Exhibit I;

(f) On the Initial Maturity Date, Borrower shall have delivered to Administrative Agent a certificate of a duly authorized officer of Borrower, reasonably satisfactory to Administrative Agent, certifying as to the matters set forth in the foregoing clauses (a) through (e), a certificate of a duly authorized officer of Guarantor certifying as to its representations and warranties as provided in the foregoing clause (c) and any other certificates, instruments and other documents reasonably required by Administrative Agent to evidence satisfaction of the conditions in this Exhibit R;

(g) Borrower shall have satisfied a Debt Service Coverage Ratio (as defined in Exhibit J) of at least 1.15 to 1.00 as of the Determination Date immediately preceding the Initial Maturity Date, provided that the definition of Debt Service that shall be used in the calculation of the Debt Service Coverage Ratio with respect to this Exhibit R shall be as set forth in clause (k) of this Exhibit R.

(h) All applicable regulatory requirements including appraisal requirements, shall have been satisfied (provided that the extension shall not be conditioned on a loan to value determination);

(i) Borrower shall have paid the Extension Fee to Administrative Agent for the benefit of Lenders on or prior to the Initial Maturity Date; and

(j) Borrower shall have paid to Administrative Agent all other reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with such extension on or prior to the Initial Maturity Date, whether or not the extension is effective.

(k) For the purposes of calculating the Debt Service Coverage Ratio under this Exhibit R only, “Debt Service” shall mean the higher of the following:

(i) the actual principal (if any) and interest payable under the Loan (after giving effect to any Swap Contract) during the applicable Calculation Period;

(ii) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the outstanding principal balance of the Loan at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a twenty five (25) year amortization period; or

(iii) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period assuming (i) an initial loan balance equal to the outstanding principal balance of the Loan at the inception of the Calculation Period, (ii) an interest rate equal to then-current rate on ten (10) year United States treasury securities plus two hundred fifty (250) basis points and (iii) amortization of the aggregate principal indebtedness over a twenty five (25) year amortization period.

(iv)

EXHIBIT S

FORM OF SECURED PARTY DESIGNATION NOTICE

Secured Party Designation Notice

TO:	Bank of America, N.A., as Administrative Agent
RE:
Loan Agreement, dated as of [Date of Loan Agreement], by and among
[Borrower(s) Name(s)], a [Jurisdiction(s) and Type(s) of
Organization(s)], the Lenders and Bank of America, N.A., as
Administrative Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”;
capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement)

DATE:	[Date]

[Name of Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Loan Agreement, that the Secured Party meets the requirements of a Hedge Bank under the terms of the Loan Agreement and is a Hedge Bank under the Loan Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.         ,

as a Hedge Bank

By:
Name:
Title: